                                                                   EXHIBIT 10.14

DOCUMENT PREPARED BY AND                                OFFICIAL RECORDS OF
WHEN RECORDED, RETURN TO:                            MARICOPA COUNTY RECORDER
                                                           HELEN PURCELL
KING & SPALDING                                   98-0667046   07/31/98   03:22
1185 Avenue of the Americas                                LILIAM 1 OF 3
New York, New York 10036

Attention: Eileen P. Brumback, Esq.                       EXECUTION COPY

                     DANA SUITES/BELL HOSPITALITY, L.L.C.,
                        as successor by consolidation to
                     Dana Suites, L.L.C., a Delaware limited
                liability company, and Bell Hospitality, L.L.C.,
                      a Delaware limited liability company,
                                    (Grantor)

                                       to

CHICAGO TITLE INSURANCE COMPANY

                        CHICAGO TITLE INSURANCE COMPANY
                         as Trustee for the benefit of

                 CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                                  (Beneficiary)

                       DEED OF TRUST, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT

                          Dated: As of July 31st, 1998

                               PROPERTY LOCATION:
                                FAIRFIELD SUITES
                                 City of Phoenix
                               County of Maricopa
                                State of Arizona

                              COURTYARD BY MARRIOTT
                                 City of Phoenix
                               County of Maricopa
                                State of Arizona

DOCUMENT PREPARED BY AND
WHEN RECORDED, RETURN TO:

KING & SPALDING
1185 Avenue of the Americas
New York, New York 10036

Attention: Eileen P. Brumback. Esq.                               EXECUTION COPY

                     DANA SUITES/BELL HOSPITALITY, L.L.C.,
                        as successor by consolidation to
                     Dana Suites, L.L.C., a Delaware limited
                liability company, and Bell Hospitality, L.L.C.,
                      a Delaware limited liability company,
                                    (Grantor)

                                       to

                         CHICAGO TITLE INSURANCE COMPANY
                         as Trustee for the benefit of

                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                                 (Beneficiary)

                      DEED OF TRUST, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT

                          Dated: As of July 31st, 1998

                               PROPERTY LOCATION:
                                FAIRFIELD SUITES
                                City of Phoenix
                               County of Maricopa
                                State of Arizona

                             COURTYARD BY MARRIOTT
                                City of Phoenix
                               County of Maricopa
                                State of Arizona

                                TABLE OF CONTENTS

GRANTING CLAUSE ONE .......................................................    2

GRANTING CLAUSE TWO .......................................................    2

GRANTING CLAUSE THREE .....................................................    3

GRANTING CLAUSE FOUR ......................................................    3

GRANTING CLAUSE FIVE ......................................................    4

GRANTING CLAUSE SIX .......................................................    4

GRANTING CLAUSE SEVEN .....................................................    4

GRANTING CLAUSE EIGHT .....................................................    5

GENERAL PROVISIONS ........................................................    5

   1.  Payment of Debt and Incorporation of Covenants, Conditions and
          Agreements ......................................................    6
   2.  Warranty of Title ..................................................    6
   3.  Insurance ..........................................................    6
   4.  Casualty ...........................................................    9
   5.  Payment of Taxes, Etc. .............................................   11
   6.  Tax and Insurance Impound Fund; FF&E Escrow Fund; Cash Sweep
          Reserve; Debt Service Reserve ...................................   11
   7.  Condemnation .......................................................   16
   8.  Leases and Rents ...................................................   18
   9.  Maintenance and Use of Trust Property ..............................   20
   10. Transfer or Encumbrance of the Trust Property ......................   20
   11. Representations and Covenants Concerning the Grantor and Trust
          Property ........................................................   23
   12. Single Purpose Entity/Separateness .................................   31
   13. Estoppel Certificates and No Default Affidavits ....................   34
   14. Controlling Agreement ..............................................   34
   15. Changes in Laws Regarding Taxation .................................   35
   16. No Credits on Account of the Debt ..................................   36
   17. Documentary Stamps .................................................   36
   18. Books and Records ..................................................   36
   19. Performance of Other Agreements ....................................   39

   20. Further Acts, Etc. .................................................   39
   21. Recording of Deed of Trust, Etc ....................................   40
   22. Reporting Requirements .............................................   40
   23. Events of Default ..................................................   40
   24. Late Payment Charge ................................................   42
   25. Right To Cure Defaults .............................................   42
   26. Additional Remedies ................................................   43
   27. Right of Entry .....................................................   47
   28. Security Agreement .................................................   47
   29. Actions and Proceedings ............................................   49
   30. Waiver of Setoff and Counterclaim ..................................   49
   31. Contest of Certain Claims ..........................................   49
   32. Recovery of Sums Required to be Paid ...............................   50
   33. Marshalling and Other Matters ......................................   50
   34. Hazardous Substances ...............................................   50
   35. Asbestos ...........................................................   52
   36. Environmental Monitoring ...........................................   52
   37. Handicapped Access .................................................   53
   38. Indemnification ....................................................   54
   39. Notices ............................................................   55
   40. Authority ..........................................................   57
   41. Waiver of Notice ...................................................   57
   42. Remedies of Grantor ................................................   57
   43. Sole Discretion of Beneficiary .....................................   57
   44. Non-Waiver .........................................................   57
   45. No Oral Change .....................................................   58
   46. Liability ..........................................................   58
   47. Inapplicable Provisions ............................................   58
   48. Headings Etc. ......................................................   58
   49. Duplicate Originals ................................................   58
   50. Definitions ........................................................   59
   51. Homestead ..........................................................   59
   52. Assignments ........................................................   59
   53. Waiver of Jury Trial ...............................................   59
   54. Trustee's Fees; Substitute Trustee .................................   60
   55. Power of Sale ......................................................   60
   56. Recourse Provisions ................................................   62
   57. Defeasance .........................................................   65
   58. Cash Management Agreement ..........................................   69
   59. Miscellaneous ......................................................   70

   60. Management of the Trust Property; Franchise of the Trust Property ..   72
   61. Sale of Notes and Securitization ...................................   73
   62. Servicer ...........................................................   74
   63. Achievements .......................................................   74
   64. Certain Hotel Covenants ............................................   75

EXHIBIT A   - LEGAL DESCRIPTION - FAIRFIELD SUITES PARCEL
EXHIBIT A-l - LEGAL DESCRIPTION - COURTYARD BY MARRIOTT PARCEL
EXHIBIT B   - ALLOCATED LOAN AMOUNTS
EXHIBIT C   - AFFILIATED TRANSACTIONS

          THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (the "DEED OF TRUST"), made as of July 31st, 1998, by DANA SUITES/BELL HOSPITALITY, L.L.C., a Delaware limited liability company, having its principal place of business at 2481 Route 9, Fishkill, NY 12524, as successor by consolidation to Dana Suites, L.L.C., a Delaware limited liability company, and Bell Hospitality, L.L.C., a Delaware limited liability company ("GRANTOR"), and to CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, having its principal place of business in Arizona at 2415 East Camelback Road, Suite 300, Phoenix, Arizona 85016, as trustee ("TRUSTEE"), for the benefit of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("BENEFICIARY"), having its principal office at 11 Madison Avenue, New York, New York 10010.

                                   WITNESSETH:

     To secure the payment of an indebtedness in the original principal sum of SEVENTEEN MILLION and 00/100 Dollars (517,000,000.00), lawful money of the United States of America, to be paid with interest according to a certain Deed of Trust Note of even date herewith made by Grantor to Beneficiary ((the Deed of Trust Note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "NOTE", and the loan evidenced by the Note hereinafter being referred to as the "LOAN") and all other sums due hereunder, under the other Loan Documents (hereinafter defined) and under the Note plus such additional advances as may be advanced from time to time by Beneficiary, with or without notice to or consent from any junior lienholder, pursuant to the Note or pursuant to any other document reciting that it is secured by this Deed of Trust (which advances shall have the same priority as this Deed of Trust and shall not affect the priority of the lien of this Deed of Trust against the Trust Property) (said indebtedness and interest due under the Note and all other sums due hereunder under the Note and the other Loan Documents being hereinafter collectively referred to as the "DEBT"), Grantor has deeded, mortgaged, given, granted, bargained, transferred, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Trustee (as hereinafter defined) in trust, with power of sale for the benefit and security of Beneficiary, the two (2) parcels of real property described in Exhibits A and A-l attached hereto (collectively, the "PREMISES") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "IMPROVEMENTS");

     TOGETHER WITH: all right, title, interest and estate of Grantor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (each of the individual parcels comprising the Premises, together with the Improvements located thereon, and such property, rights, interests and estates relating thereto and hereinafter described are individually referred to herein as an "INDIVIDUAL TRUST PROPERTY" and collectively referred to herein as the "TRUST PROPERTY" and also sometimes the "INDIVIDUAL TRUST PROPERTIES"):

                               GRANTING CLAUSE ONE

     All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and me reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                               GRANTING CLAUSE TWO

     All machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor, if any (including, but not limited to, beds, bureaus, chiffoniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, Venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "EQUIPMENT"), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Grantor in and to any of the Equipment that may be subject to any "security interests" as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Trust Property is located (the "UNIFORM COMMERCIAL CODE"), superior in lien to the lien of this Deed of Trust;

                              GRANTING CLAUSE THREE

     Awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any. other injury to or decrease in the value of the Premises and Improvements;

                              GRANTING CLAUSE FOUR

     All leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the "LEASES") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Grantor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Grantor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance (the "RENTS"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                              GRANTING CLAUSE FIVE

     All proceeds of and any unearned premiums on any insurance policies covering the Trust Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property or any portion thereof;

                               GRANTING CLAUSE SIX

     The right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Trust Property or any portion thereof and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property or any portion thereof;

                              GRANTING CLAUSE SEVEN

     All accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, management agreements, contract rights (including, without limitation, (i) any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Trust Property), (ii) (A) that certain Franchise Agreement, dated as of January 27, 1997, between Bell Hospitality, L.L.C., a Delaware limited liability company, as predecessor-in-interest to Grantor, as franchisee and Marriott International, Inc., a Delaware corporation, as franchisor, and (B) that certain Franchise Agreement, dated as of January 27, 1997 between Dana Suites LLC, a Delaware limited liability company, as predecessor-in-interest to Grantor, as franchisee and Marriott International, Inc., as franchisor (each such Franchise Agreement, a "FRANCHISE AGREEMENT", collectively, the "FRANCHISE AGREEMENTS") and (each such franchisor, a "FRANCHISOR", collectively the "FRANCHISORS"), and (iii) (A) that certain Management Agreement dated as of January 22, 1997 between Dana Suites LLC, a Delaware limited liability company, as predecessor-in-interest to Grantor, as owner and Inn Alpha Management Corp., a New York corporation, as manager and (B) that certain Management Agreement dated as of January 22, 1997 between Bell Hospitality, LLC, a Delaware limited liability company, as predecessor-in-interest to Grantor, as owner and Inn Alpha Management Corp., a New York corporation, as manager (each such Management Agreement, a "MANAGEMENT AGREEMENT", collectively, the MANAGEMENT AGREEMENTS") (each such manager, a "MANAGER", collectively, the "MANAGER"), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Trust Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Trust Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "INTANGIBLES"); and

                              GRANTING CLAUSE EIGHT

     All proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

     TO HAVE AND TO HOLD the above granted and described Trust Property unto and to the use and benefit of Beneficiary, forever;

     IN TRUST WITH POWER OF SALE, to secure the. payment to Beneficiary of the Debt at the time and in the manner provided for in the Note and in this Deed of Trust.

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Grantor shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Note and this Deed of Trust and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents (hereinafter defined) in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

     AND Grantor represents and warrants to and covenants and agrees with Beneficiary as follows:

                               GENERAL PROVISIONS

     1. PAYMENT OF DEBT AND INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS. Grantor shall pay the Debt at the time and in the manner provided in the Note and in this Deed of Trust. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents including the Note and this Deed of Trust now or hereafter executed by Grantor and/or others and by or in favor of Beneficiary, which evidences, secures or guarantees all or any portion of the payments due under the Note or otherwise is executed and/or delivered in connection with the Note and this Deed of Trust including, without limitation, that certain Guaranty Agreement dated of even date herewith by Doug Heltne and Michael H. Dubroff (collectively, the "LOAN DOCUMENTS") are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

     2. WARRANTY OF TITLE. Grantor warrants that Grantor has good, marketable and insurable title to the Trust Property and has the full power, authority and right to execute, deliver and perform its obligations under this Deed of Trust and to deed, encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Grantor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Trust Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Deed of Trust (the "PERMITTED EXCEPTIONS") and that this Deed of Trust is and will remain a valid and enforceable first lien on and security interest in the Trust Property, subject only to said exceptions. Grantor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Deed of Trust and shall forever warrant and defend the same to Beneficiary against the claims of all persons whomsoever.

     3. INSURANCE.

     (a) Grantor, at its sole cost and expense, for the mutual benefit of Grantor and Beneficiary, shall obtain and maintain during the entire term of the Loan, (the "TERM") policies of insurance against loss or damage by fire, lightning and such other perils as are included in a standard "all-risk" endorsement, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, (ii) the outstanding principal balance of the Loan, and
(iii) such amount that the insurer would not deem Grantor a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation, and shall have a deductible as to each Individual Trust Property no greater than the lesser of (x) Ten Thousand Dollars ($10,000); and (y) five percent (5%) of annual Net Operating

Income (calculated after debt service) as to each Individual Trust Property unless otherwise agreed by Beneficiary.

     (b) Grantor, at its sole cost and expense, for the mutual benefit of Grantor and Beneficiary, shall also obtain and maintain during the Term with respect to each Individual Trust Property the following policies of insurance:

          (i) Flood insurance only if any part of either Individual Trust Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount equal to $10,000,000 for each Individual Trust Property.

          (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year. In addition, at least $25,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Grantor and all court costs and attorneys' fee incurred in connection with the ownership, operation and maintenance of each Individual Trust Property.

          (iii) Rental loss and/or business interruption insurance in an amount equal to the greater of (A) estimated gross revenues for eighteen (18) months from the operations of each Individual Trust Property or (B) the projected operating expenses (including debt service) for eighteen (18) months for the maintenance and operation of each Individual Trust Property. The amount of such insurance shall be increased from time to time during the Term as and when the Rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases.

          (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions), to the extent that such items now or hereafter exist upon each Individual Trust Property, in an amount at least equal to the outstanding principal amount of the Note or $2,000,000, whichever is less.

          (v) Worker's compensation insurance with respect to any employees of Grantor, as required by any governmental authority or legal requirement.

          (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of each Individual Trust Property insuring against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Beneficiary may request, in form and substance acceptable to Beneficiary.

          (vii) If the Trust Property or either Individual Trust Property is or becomes a legal "non-conforming" use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition and the increased cost of construction in amounts as requested by Beneficiary.

          (viii) Such other insurance as may from time to time be reasonably required by Beneficiary in order to protect its interests.

     (c) All policies of insurance (the "Policies") required pursuant to this paragraph: (i) shall be issued by companies approved by Beneficiary and licensed to do business in the state where the Trust Property is located, with a claims paying ability rating of "AA" or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc.; (ii) shall name Beneficiary and its successors and/or assigns as their interest may appear as the beneficiary/Beneficiary; (iii) shall contain a non-contributory standard Beneficiary clause and a lender's loss payable endorsement or their equivalents, naming Beneficiary as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Beneficiary; (v) shall be maintained throughout the Term without cost to Beneficiary; (vi) shall be assigned and the originals delivered to Beneficiary;
(vii) shall contain such provisions as Beneficiary deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Grantor, Beneficiary nor any other party shall be a co-insurer under said Policies and that Beneficiary shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (viii) shall be satisfactory in form and substance to Beneficiary and shall be approved by Beneficiary as to amounts, form, risk coverage, deductibles, loss payees and insureds. Grantor shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Beneficiary evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Beneficiary (provided, however, that Grantor is not required to furnish such evidence of payment to Beneficiary in the event that such Insurance Premiums have been paid by Beneficiary pursuant to Paragraph 6 hereof). If Grantor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Beneficiary may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Grantor agrees to reimburse Beneficiary for the cost of such Insurance Premiums promptly on demand.

Within thirty (30) days after request by Beneficiary, Grantor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Beneficiary taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

     4. Casualty.

     (a) If either Individual Trust Property comprising the Trust Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), Grantor shall give prompt notice thereof to Beneficiary. Following the occurrence of an Insured Casualty, Grantor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law unless Beneficiary shall elect to apply the insurance proceeds to the repayment of the Debt and such proceeds are sufficient to pay the Debt in full. The expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Grantor to Beneficiary upon demand.

     (b) In case of loss or damages covered by any of the Policies, the following provisions shall apply;

          (i) In the event of an Insured Casualty that does not exceed the lesser of (a) $250,000.00 or (b) twenty five percent (25%) of the Allocated Loan Amount for the Individual Trust Property affected by the Insured Casualty, Grantor may settle and adjust any claim without the consent of Beneficiary and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Grantor is hereby authorized to collect and receipt for any such insurance proceeds.

          (ii) In the event an Insured Casualty shall exceed the lesser of (a) $250,000.00 or (b) twenty five percent (25%) of the Allocated Loan Amount for the Individual Trust Property affected by the Insured Casualty, then and in that event, Beneficiary may settle and adjust any claim without the consent of Grantor and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Beneficiary and held in escrow by Beneficiary in accordance with the terms of this Deed of Trust.

          (iii) In the event of an Insured Casualty where the loss is in an aggregate amount less than fifty percent (50%) of the Allocated Loan Amount for the Individual

     Trust Property affected by the Insured Casualty, and if, in the reasonable judgment of Beneficiary, the Individual Trust Property so affected can be restored within six (6) months and prior to Anticipated Repayment Date (as defined in the Note) to an economic unit not materially less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default (as hereinafter defined) shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any expenses incurred by Beneficiary) shall be applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or part thereof subject to the Insured Casualty, in the manner set forth below. Grantor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Grantor shall pay all costs (and if required by Beneficiary, Grantor shall deposit the total thereof with Beneficiary in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

          (iv) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Beneficiary in its sole discretion, be applied to the payment of the Debt or applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred, then the Grantor shall pay to Beneficiary an additional amount equal to the Yield Maintenance Premium (hereinafter defined), if any, that would be required under Paragraph 57 hereof if Defeasance Collateral (hereinafter defined) was to be purchased by Grantor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments.

          (v) In the event Grantor is entitled to reimbursement out of insurance proceeds held by Beneficiary, such proceeds shall be disbursed from time to time upon Beneficiary being furnished (1) with evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) funds or, at Beneficiary's option, assurances satisfactory to Beneficiary that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Beneficiary may reasonably require and approve. Beneficiary may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Beneficiary prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Beneficiary, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Grantor for that purpose, shall be at least sufficient in the reasonable judgment of Beneficiary to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Beneficiary after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Grantor.

     5. PAYMENT OF TAXES, ETC. Grantor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Trust Property or any part thereof (the "TAXES") and all ground rents, maintenance charges, other impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Trust Property or any part thereof (the "OTHER CHARGES") as the same become due and payable. Grantor will deliver to Beneficiary receipts for payment or other evidence satisfactory to Beneficiary that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty
(30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Grantor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Trust Property, and shall promptly pay for all utility services provided to the Trust Property. Grantor shall furnish to Beneficiary receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Grantor is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid for by Beneficiary pursuant to Paragraph 6 hereof).

     6. TAX AND INSURANCE IMPOUND FUND; FF&E ESCROW FUND; CASH SWEEP RESERVE; DEBT SERVICE RESERVE.

     (a) TAX AND INSURANCE IMPOUND FUND. Beneficiary shall retain (i) a portion of the initial principal amount of the Loan equal to $137,020.68 from the amount of the Loan funded by Beneficiary on the closing date of the Loan and Grantor shall pay to Beneficiary on each

Payment Date (as defined in the Note) (ii) one-twelfth of the Taxes that Beneficiary estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Beneficiary sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (iii) one-twelfth of the Insurance Premiums that Beneficiary estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Beneficiary sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (i), (ii) and (iii) above hereinafter called the "Tax and Insurance Impound Fund"). As and when such amounts are deposited by Beneficiary into the Tax and Insurance Impound Fund, they shall constitute a portion of the outstanding principal amount of the Loan. Beneficiary will apply the Tax and Insurance Impound Fund to payments of Taxes and Insurance Premiums required to be made by Grantor pursuant to Paragraphs 2_ and (pound) hereof. In making any payment relating to the Tax and Insurance Impound Fund, Beneficiary may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Impound Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Paragraphs 3 and (pound) hereof, Beneficiary shall, in its sole discretion, return any excess to Grantor or credit such excess against future payments to be made to the Tax and Insurance Impound Fund. In allocating such excess, Beneficiary may deal with the person shown on the records of Beneficiary to be the owner of the Trust Property. If at any time Beneficiary determines that the Tax and Insurance Impound Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Beneficiary shall notify Grantor of such determination and Grantor shall increase its monthly payments to Beneficiary by the amount that Beneficiary estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. Until expended or applied as above provided, any amounts in the Tax and Insurance Impound Fund shall constitute additional security for the Debt. The Tax and Insurance Impound Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary. No earnings or interest on the Tax and Insurance Impound Fund shall be payable to Grantor. If Beneficiary so elects at any time, Grantor shall provide, at Grantor's expense, a tax service contract for the Term issued by a tax reporting agency acceptable to Beneficiary. If Beneficiary does not so elect, Grantor shall reimburse Beneficiary for the cost of making annual tax searches throughout the Term.

     (b) FF&E Escrow Fund. In order to assure the payment in the ordinary course of business of the cost of replacement, maintenance and repair of furniture, fixtures and equipment with respect to the Trust Property:

          (i) Beginning on the Resizing Date (as defined in the Note) and on each Payment Date thereafter, Grantor shall deposit an amount equal to five percent (5%) of Gross Income from Operations (as hereinafter defined) for the preceding one-month period (the "FF&E Deposits") into a furniture, fixtures and equipment reserve account established and held by Beneficiary or its designated representative (the "FF&E Escrow Fund").

          (ii) Beneficiary may in its reasonable discretion reassess its estimate of the amount necessary for the FF&E Escrow Fund from time to time and, upon notice to Grantor, Grantor shall be required to deposit into the FF&E Escrow Fund each month such reassessed amount. Beneficiary shall make disbursements from the FF&E Escrow Fund for expenses reasonably incurred by Grantor for new or replacement furniture, fixtures and equipment in accordance with and upon satisfaction by Grantor of each of the following conditions: (i) Grantor shall submit Beneficiary's standard form of draw request for payment to Beneficiary at least ten (10) days prior to the date on which Grantor requests such payment be made specifying in reasonable detail the purpose of the disbursement and such request is approved by Beneficiary; (ii) on the date such request is received by Beneficiary and on the date such payment is to be made, no Event of Default shall exist and remain uncured; and (Hi) Beneficiary shall have received such other evidence as Beneficiary shall reasonably request. Beneficiary may require an inspection of the Trust Property at Grantor's expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought. The FF&E Escrow Fund shall be held in an interest bearing account in Beneficiary's name at a financial institution selected by Beneficiary in its sole discretion. All earnings or interest on the FF&E Escrow Fund shall be and become pan of such FF&E Escrow Fund and shall be disbursed as provided in this Paragraph 6(b). Until expended or applied as above provided, the FF&E Escrow Fund shall constitute additional security for the Debt. The FF&E Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary.

          (iii) Any excess amount of FF&E Deposits remaining on the date upon which the Loan has been paid and discharged in full shall be returned to Grantor.

          (iv) No provision of this Agreement or the other Loan Documents shall be construed as creating in any party other than Grantor and Beneficiary any rights in and to the FF&E Escrow Fund.

     (c) Debt Service Reserve. In order to assure the payments of principal and interest on the Loan as and when the same shall become due and payable:

          (i) A portion of the initial principal amount of the Loan equal to S640.186.94 (calculated as six (6) months of interest-only debt service) shall be retained from the amount of the Loan funded by Beneficiary on the closing date of the Loan in order to be deposited by Beneficiary into a debt service reserve account established and held by Beneficiary or its designated representative (the "Debt Service Reserve"). On the closing date of the Loan, Beneficiary shall fund such retained portion of the initial principal amount of the Loan into the Debt Service Reserve. As and when such amounts are deposited by Beneficiary into the Debt Service Reserve, they shall constitute a portion of the outstanding principal amount of the Loan. In the event that on any Payment Date, (A) prior to the Resizing Date (as defined in the Note), me aggregate amount of the contributions of Grantor to me Debt Service Reserve does not in Beneficiary's reasonable judgment equal the amount necessary to pay interest on the Loan for at least three months, calculated assuming an interest rate equal to the Applicable Interest Rate applied to the outstanding principal amount of the Loan as of me date of calculation and (B) on and after the Resizing Date, the aggregate amount of the contributions of Grantor to the Debt Service Reserve does not in Beneficiary's reasonable judgment equal the amount necessary to pay the Monthly Payment Amount for at least three months (in either case, the "Required Balance"), Grantor shall, on such Payment Date, further contribute the difference between the balance men standing in me Debt Service Reserve and the Required Balance. The Debt Service Reserve shall be held in an interest bearing account in Beneficiary's name at a financial institution selected by Beneficiary in its sole discretion. All earnings or interest on the Debt Service Reserve shall be and become part of such Debt Service Reserve and shall be disbursed as provided in this Paragraph 6(d). Until expended or applied as herein provided, the Debt Service Reserve shall constitute additional security for the Debt. The Debt Service Reserve shall not constitute a trust fund and may be commingled with other monies held by Beneficiary.

          (ii) Provided that no Event of Default shall have occurred and is continuing, beginning on the first Payment Date to occur after the closing date of the Loan and on each Payment Date thereafter up to and including the Maturity Date, if the Rents from the Trust Property are insufficient to pay debt service on the Loan, Lender may disburse to itself from the-Debt Service Reserve an amount sufficient to pay all principal and interest due and payable on the Loan on such Payment Date, to the extent that the undisbursed funds in me Debt Service Reserve exceed the Required Balance. Nothing contained in this clause (ii) shall relieve Borrower of the absolute and unconditional obligation to pay principal and interest on the Loan in accordance with the Note and no payments of principal and interest by Beneficiary hereunder shall be deemed to cure any default by Borrower with respect to the payment of principal and interest.

          (iii) Subject to clause (vi) below, any excess amounts in the Debt Service Reserve during any year shall be retained by Lender and applied to principal and interest in the future as and when due, and all excess amounts remaining when the Loan has been paid and discharged in full shall be returned to Borrower.

          (iv) No provision of this Agreement or the other Loan Documents shall be construed as creating in any other party other than Grantor and Beneficiary any rights in and to the Debt Service Reserve.

          (v) Upon the occurrence of an Event of Default, Beneficiary may, at its option without being required to do so, apply any amounts in the Debt Service Reserve on hand to the payment of the Loan, in such order and manner as Beneficiary may elect in its sole discretion.

          (vi) Notwithstanding the foregoing, all amounts deposited in the Debt Service Reserve pursuant to Paragraph 6(d) (i) above shall be returned to Grantor (1) at such time as Grantor shall have achieved a Test DSCR (as defined in the Note) of at least 1.20 to 1 for six (6) consecutive months; and (2) no Event of Default has occurred and is continuing and no event has occurred that with the lapse of time or giving of notice or both would constitute an Event of Default.

     (d) Cash Sweep Reserve, (i) Beginning on the first Payment Date and on each Payment Date up to and including the Resizing Date, 100% of Excess Cash Flow (as defined in the Note) shall be paid to Beneficiary to be held in the Cash Collateral Account and will be made available to make a principal prepayment of the Loan on the Resizing Date if required under Paragraph 7 of the Note, and after such prepayment of the Loan or if no such prepayment is required, the amounts of Excess Cash Flow deposited hereunder shall be released to Grantor on the Resizing Date, provided that the Test DSCR on the Resizing Date equals or exceeds 1.15 to 1.

          (ii) Beginning on the first Payment Date to occur after the Resizing Date;

               (A) for each Payment Date on which the Test DSCR equals or exceeds 1.15 to 1, 100% of Excess Cash Flow shall be paid to Grantor; and

               (B) at such time as the Test DSCR is less than 1.15 to 1, and for each Payment Date thereafter, until such time as the Test DSCR equals or exceeds 1.15 to 1 for four (4) consecutive calendar quarters, 100% of Excess Cash Flow shall be paid to Beneficiary to be held in the Cash Collateral Account pursuant to the terms of the Cash Management Agreement and shall be released on the first

          Payment Date that occurs after four consecutive quarterly calculation dates on which the Test DSCR equals or exceeds 1.15 to 1.

          (iii) Any excess amounts in the Cash Sweep Reserve remaining on the date upon which the Loan has been paid and discharged in full shall be returned to Grantor.

          (iv) No provision of this Agreement or the other Loan Documents shall be construed as creating in any party other than Grantor and Beneficiary any rights in and to the Cash Sweep Reserve.

     (e) Grantor hereby pledges to Beneficiary and grants to Beneficiary a security interest in any and all monies now or hereafter deposited in the Tax and Insurance Impound Fund, the FF&E Escrow Fund, the Deferred Maintenance and Environmental Deposits, the Cash Sweep Reserve and the Debt Service Reserve as additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Beneficiary shall have no obligation to disburse any amounts held in the Tax and Insurance Impound Fund, the FF&E Escrow Fund, the Deferred Maintenance and Environmental Deposits, the Cash Sweep Reserve and the Debt Service Reserve to the Grantor and may apply any sums then present in such funds to the payment of the Debt in any order in its sole discretion.

     7. CONDEMNATION. Grantor shall promptly give Beneficiary written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Beneficiary copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Grantor, regardless of whether an Award (hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

     (a) Beneficiary is hereby irrevocably appointed as Grantor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("AWARD") for any taking accomplished through a Condemnation (a "TAKING") and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Deed of Trust. Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Grantor shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Deed of Trust and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Beneficiary to expenses of collecting the Award and to discharge of the Debt. Beneficiary shall not be limited to the interest paid on the

Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Grantor shall cause any Award that is payable to Grantor to be paid directly to Beneficiary.

     (b) In the event of any Condemnation where the Award is in an aggregate amount less than the lesser of (i) $250,000.00 or (ii) twenty five percent (25 %) of the then outstanding original principal balance of the Note, and if, in the reasonable judgment of Beneficiary, the Trust Property can be restored within six (6) months and prior to the Anticipated Repayment Date to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default shall have occurred and be then continuing, the proceeds of the Award (after reimbursement of any expenses incurred by Beneficiary) shall be applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or part thereof subject to Condemnation, in the manner set forth below. Grantor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Grantor shall pay all costs (and if required by Beneficiary, Grantor shall deposit the total thereof with Beneficiary in advance) of such restoring, repairing, replacing or rebuilding in excess of the Award made available pursuant to the terms hereof.

     (c) Except as provided above, the Award collected upon any Condemnation shall, at the option of Beneficiary in its sole discretion, be applied to the payment of the Debt or applied to reimburse Grantor for the cost of restoring, repairing, replacing or rebuilding the Trust Property or part thereof subject to the Condemnation, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred then the Grantor shall pay to Beneficiary an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Paragraph 57 hereof if Defeasance Collateral was to be purchased by Grantor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. If the Trust Property or any part thereof is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of such Award, Beneficiary shall have the right, whether or not a deficiency judgment on die Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Debt.

     (d) In the event Grantor is entitled to reimbursement out of the Award received by Beneficiary, such proceeds shall be disbursed from time to time upon Beneficiary being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding resulting from such condemnation, (2) funds or, at Beneficiary's option, assurances satisfactory to Beneficiary that such funds are available, sufficient in addition to the proceeds of the Award to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Beneficiary may reasonably require and approve; and Beneficiary may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Beneficiary prior to commencement of work. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in hands of Beneficiary, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Beneficiary by or on behalf of Grantor for that purpose, shall be at least sufficient in the reasonable judgment of Beneficiary to pay for the costs of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of the Award received by Beneficiary after payment of such costs of restoration, repair, replacement or rebuilding shall, in the sole and absolute discretion of Beneficiary, be retained by Beneficiary and applied to payment of the Debt.

     8. LEASES AND RENTS.

     Grantor does hereby absolutely and unconditionally assign to Beneficiary, all Grantor's right, title and interest in all current and future Leases and Rents, it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Beneficiary shall not be construed to bind Beneficiary to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Beneficiary. Grantor agrees to execute and deliver to Beneficiary such additional instruments in form and substance satisfactory to Beneficiary, as may hereafter be requested by Beneficiary to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Grantor a revocable license to operate and manage the Trust Property and to collect the Rents. Grantor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, in trust for the benefit of Beneficiary for use in the payment of such sums. Upon an Event of Default, without the need for notice or demand, the license granted to Grantor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents, whether or not Beneficiary enters upon or takes control of the Trust Property. Beneficiary is hereby granted and assigned by Grantor the right, at its option, upon revocation of the license granted herein, to enter upon the Trust Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

     (a) To the extent that any Leases are entered into, all such Leases shall be written on a standard form of lease which has been approved by Beneficiary. Upon request, Grantor shall furnish Beneficiary with executed copies of all such Leases. No material changes may be made to the Beneficiary-approved standard lease without the prior written consent of Beneficiary. All Leases shall provide that they are subordinate to this Deed of Trust and that the tenant agrees to attorn to Beneficiary. Unless otherwise approved by Beneficiary, each Lease shall contain a provision requiring continuous operations of tenant's business on the premises. None of the Leases shall contain any option to purchase, any right of first refusal to lease or purchase, any right to terminate the lease term (except in the event of the destruction of all or substantially all of the Trust Property), any non-disturbance or similar recognition agreement or any other similar provisions which adversely affect the Trust Property or which might adversely affect the rights of any holder of the Loan without the prior written consent of Beneficiary. Each tenant shall conduct business only in that portion of the Trust Property covered by its lease. Upon request, Grantor shall furnish Beneficiary with executed copies of all Leases.

     (b) To the extent that any Leases are entered into, Grantor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Beneficiary of all notices of default which Grantor shall send or receive thereunder; (iii) shall enforce all the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall deliver to Beneficiary, upon request, tenant estoppel certificates from each commercial tenant at the Trust Property in form and substance reasonably satisfactory to Beneficiary, provided that Grantor shall not be required to deliver such certificates more frequently than two (2) times in any calendar year; and (vii) shall execute and deliver at the request of Beneficiary all such further assurances, confirmations and assignments in connection with the Trust Property as Beneficiary shall from time to time require.

     (c) To the extent that any Leases are entered into, any security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Grantor and, if cash, shall be deposited by Grantor at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Beneficiary. Any bond or other instrument which Grantor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Beneficiary, shall, if permitted pursuant to any legal requirements, name Beneficiary as payee or Beneficiary thereunder (or at Beneficiary's option, be fully assignable to Beneficiary) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Beneficiary. Grantor shall, upon request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary of Grantor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Grantor shall, upon Beneficiary's request, if permitted by any applicable legal requirements, turn over to Beneficiary the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Trust Property, to be held by Beneficiary subject to the terms of the Leases.

     9. MAINTENANCE AND USE OF TRUST PROPERTY. Grantor shall cause the Trust Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Beneficiary. Grantor shall promptly comply with all laws, orders and ordinances affecting the Trust Property, or the use thereof. Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Trust Property is or shall become a nonconforming use, Grantor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Beneficiary. Grantor shall not (i) change the use of the Trust Property, (ii) permit or suffer to occur any waste on or to the Trust Property or to any portion thereof or (iii) take any steps whatsoever to convert the Trust Property, or any portion thereof, to a condominium or cooperative form of management. Grantor will not install or permit to be installed on the Premises any underground storage tank.

     10. TRANSFER OR ENCUMBRANCE OF THE TRUST PROPERTY.

     (a) Grantor acknowledges that Beneficiary has examined and relied on the creditworthiness and experience of Grantor and the Key Principals (as defined in the Note) in owning and operating properties such as the Trust Property in agreeing to make the Loan, and that Beneficiary will continue to rely on Grantor's ownership of the Trust Property as a means of maintaining the value of the Trust Property as security for repayment of the Debt. Grantor acknowledges that Beneficiary has a valid interest in maintaining the value of the Trust Property so as to ensure that, should Grantor default in the repayment of the Debt, Beneficiary can recover the Debt by a sale of the Trust Property. Grantor shall not, without the prior written consent of

Beneficiary, sell, convey, alienate, deed, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof, or permit the Trust Property or any part thereof to be sold, conveyed, alienated, deeded, mortgaged, encumbered, pledged or otherwise transferred.

     (b) A sale, conveyance, alienation, deed of trust, mortgage, encumbrance, pledge or transfer (a "Transfer") within the meaning of this Paragraph 10 shall be deemed to include (i) an installment sales agreement wherein Grantor agrees to sell the Trust Property or any part thereof for a price to be paid in installments; (ii) an agreement by Grantor leasing all or a substantial part of the Trust Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor's right, title and interest in and to any Leases or any Rents; (iii) if Grantor, Guarantor (as hereinafter defined) or any general partner or managing member of Grantor or any Guarantor is a corporation, the voluntary, or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law, or otherwise) or the creation or issuance of new stock in all instances in one or a series of transactions by which an aggregate of more than forty-nine percent (49%) of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Grantor, any Guarantor or any general partner of Grantor or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing member, joint venturer or the transfer, assignment or pledge of any ownership interest of any general partner, managing member or joint venturer in Grantor or the transfer, assignment or pledge of any ownership interest in any general partner, managing member or joint venturer; or (v) if Grantor or any Guarantor is a limited partnership or limited liability company, the voluntary or involuntary sale, conveyance, transfer or pledge of any limited partnership interests or membership interests or the creation or issuance of new limited partnership interests or membership interests, by which an aggregate of more than forty nine percent (49%) of such limited partnership interests or membership interests are held by, or pledged to, parties who are not currently limited partners or members. Notwithstanding the foregoing, any pledge of security interests in the Grantor as collateral for the Mezzanine Loan as such term is defined in the Note) if any, shall not be deemed a Transfer under this Paragraph 10.

     (c) Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Grantor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property or either Individual Trust Property without Beneficiary's consent. This provision shall apply to every sale, conveyance, alienation, deed, mortgage, encumbrance, pledge or transfer of the Trust Property or either Individual Trust Property regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, deed, mortgage, encumbrance, pledge or transfer of the Trust Property or either Individual Trust Property.

     (d) Beneficiary's consent to one sale, conveyance, alienation, deed, mortgage, encumbrance, pledge or transfer of the Trust Property or either Individual Trust Property shall not be deemed to be a waiver of Beneficiary's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, deed, mortgage, encumbrance, pledge or transfer of the Trust Property or either Individual Trust Property made in contravention of this paragraph shall be null and void and of no force and effect.

     (e) Grantor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any such sale, conveyance, alienation, deed, mortgage, encumbrance, pledge or transfer.

     (f) Beneficiary's consent to the sale or transfer of the entire Trust Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

          (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

          (ii) the proposed transferee ("TRANSFEREE") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Beneficiary with an organizational structure and documentation reasonably acceptable to Beneficiary;

          (iii) if the Resized Loan Amount (defined in the Note) equals or exceeds TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00), counsel to Transferee shall prepare and deliver a "substantive non-consolidation" legal opinion acceptable to Beneficiary and the Rating Agencies (as hereinafter defined);

          (iv) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Trust Property, and Beneficiary shall be provided with reasonable evidence thereof (and Beneficiary reserves the right to approve the Transferee without approving the substitution of the property manager);

          (v) Beneficiary, at its option, shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a requalification, reduction or withdrawal of any current securities rating assigned in a Securitization. The term "RATING AGENCIES" as used herein shall mean each of Standard &. Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff and Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally-recognized statistical rating agency which has been approved by Beneficiary;

          (vi) the Transferee shall have executed and delivered to Beneficiary an assumption agreement in form and substance acceptable to Beneficiary, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Deed of Trust and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Beneficiary; and

          (vii) Beneficiary shall have received an assumption fee equal to one percent (1 %) of the Debt on the date of such assumption and the payment of, or reimbursement for, all costs and expenses incurred by Beneficiary in connection with such assumption (including reasonable attorneys' fees and costs).

     11. REPRESENTATIONS AND COVENANTS CONCERNING THE GRANTOR AND TRUST PROPERTY. Grantor represents, warrants and covenants as follows:

     (a) ORGANIZATION AND EXISTENCE. Grantor is duly organized and validly existing as a limited liability company in good standing under the laws of Delaware and in all other jurisdictions in which Grantor is transacting business. Grantor has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.

     (b) AUTHORIZATION. Grantor has taken all necessary actions for the authorization of the borrowing on account of the Loan and for the execution and delivery of the Loan Documents, including, without limitation, that those members of Grantor whose approval is required by the terms of Grantor's organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of Grantor's knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

     (c) VALID EXECUTION AND DELIVERY. All of the Loan Documents requiring execution by Grantor have been duly and validly executed and delivered by Grantor.

     (d) ENFORCEABILITY. All of the Loan Documents constitute valid, legal and binding obligations of Grantor and are fully enforceable against Grantor in accordance with their terms by Beneficiary and its successors, transferees and assigns, subject only to bankruptcy laws and general principles of equity.

     (e) NO DEFENSES. Provided that Beneficiary acts in good faith in connection with its performance of its obligations under the Loan Documents and acts in accordance with applicable law, the Note, this Deed of Trust and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Deed of Trust or any of the other Loan Documents, or the exercise of any right thereunder, render this Deed of Trust unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

     (f) DEFENSE OF USURY. Grantor knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

     (g) NO CONFLICT/VIOLATION OF LAW. The execution, delivery and performance of the Loan Documents by the Grantor will not cause or constitute a default under or conflict with the organizational documents of Grantor, any Guarantor or any general partner or managing member of Grantor or any Guarantor. The execution, delivery and performance of the obligations imposed on Grantor under the Loan Documents will not cause Grantor to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Grantor is a party or by which Grantor is bound.

     (h) COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS. All of the Improvements and the use of the Trust Property comply with, and shall remain in compliance with, all applicable statutes, ordinances, orders, requirements, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Trust Property, including, without limitation, all applicable statutes, ordinances, orders, requirements, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, flood disaster, environmental protection, zoning and land use. The Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes. There is no evidence of any illegal activities relating to controlled substances on the Trust Property. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Trust Property and each Individual Trust Property as a hotel (collectively, the "LICENSES"), have been obtained and are in full force and effect (including, without limitation, any applicable liquor license). All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

     (i) CONSENTS OBTAINED. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Grantor have been obtained or made.

     (j) NO LITIGATION. There are no pending actions, suits or proceedings, arbitrations, mediations, or governmental investigations against the Trust Property, an adverse outcome of which would materially affect the Grantor's performance under the Note, the Deed of Trust or the other Loan Documents.

     (k) TITLE. The Grantor has good and marketable fee simple title to the Trust Property, and good title to the Equipment, subject to no liens, charges or encumbrances other than the Permitted Exceptions. The possession of the Trust Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Grantor's knowledge.

     (l) PERMITTED EXCEPTIONS. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of the Grantor to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Trust Property for the use currently being made thereof, the operation of the Trust Property as currently being operated or the value of the Trust Property.

     (m) FIRST LIEN. Upon the execution by the Grantor and the recording of this Deed of Trust, and upon the execution and filing of UCC-1 financing statements or amendments, thereto, the Beneficiary will have a valid first lien on the Trust Property and a valid security interest in the Equipment subject to no liens, charges or encumbrances other than the Permitted Exceptions.

     (n) ERISA. The Grantor has made and shall continue to make all required contributions to all employee benefit plans, if any, and the Grantor has no knowledge of any material liability which has been incurred by the Grantor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other federal or state law.

     (o) CONTINGENT LIABILITIES. The Grantor has no known material contingent liabilities.

     (p) NO OTHER OBLIGATIONS. The Grantor has no and shall not incur any material Financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Grantor is or will be a party or by which the Grantor or the Trust Property is or will otherwise be bound, other than unsecured obligations incurred in the ordinary course of the operation of the Trust Property and other than certain equipment leases for computer systems, telephone systems and other items used in the ordinary course of the operation of the Trust Property that may or may not require that the lessor of such equipment be granted a security interest therein, and other than obligations under this Deed of Trust, the other Loan Documents and tie Mezzanine Loan or other mezzanine financing in accordance with Section 7(c) of the Note and other than such other obligations as may be specifically approved by Beneficiary, in its sole discretion. Grantor is not in breach of or in default under any existing document, instrument or agreement to which it is a party or which is binding on it or any of its assets or revenues. For purposes of this clause (p), the term "Grantor shall include its managing member or general partner, as the case may be.

     (q) FRAUDULENT CONVEYANCE. The Grantor (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loans contemplated by the Loan Documents, the fair saleable value of the Grantor's assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed the Grantor's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of the Grantor's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than the Grantor's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. The Grantor's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Grantor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts, as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Grantor).

     (r) INVESTMENT COMPANY ACT. The Grantor is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     (s) ACCESS/UTILITIES. Each Individual Trust Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use, enjoyment, occupancy and operation of the applicable Individual Trust Property as presently used and enjoyed are located in the public right-of-way abutting such Individual Trust Property, and all such utilities are connected so as to serve such Individual Trust Property without passing over other property. All roads necessary for the full utilization of each Individual Trust Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of each Individual Trust Property. Notwithstanding the foregoing, however, sewer service for each Individual Trust Property is provided through a private lift station and force main which ties into the public sewer system at a location which is not adjacent to the Trust Property. Access to the public sewer system is provided by private easements benefitting each Individual Trust Property.

     (t) TAXES PAID. Grantor has filed all federal, state, county and municipal tax returns required to have been filed by Grantor, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Grantor, and Grantor has no knowledge of any basis for additional assessment with respect to such taxes.

     (u) SINGLE TAX LOT. Each Individual Trust Property consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the applicable Individual Trust Property or a portion of the applicable Individual Trust Property and no portion of the applicable Individual Trust Property lies in any other tax lot.

     (v) SPECIAL ASSESSMENTS. Except with regard to planned improvements to Scottsdale Road by the City of Scottsdale, for which Grantor has deposited funds equal to the Trust Property's share of the City of Scottsdale's most recent estimate of the cost of such improvements, and except as disclosed in the title insurance policy, there are no pending or, to the knowledge of the Grantor, proposed special or other assessments for public improvements or otherwise affecting either Individual Trust Property, nor, to the knowledge of the Grantor, are there any contemplated improvements to either Individual Trust Property that may result in such special or other assessments.

     (w) FLOOD ZONE. No portion of the Trust Property is located in a flood hazard area as defined by the Federal Insurance Administration.

     (x) SEISMIC EXPOSURE. The Premises are not located in Zone 3 or Zone 4 of the "Seismic Zone Map of the U.S.".

     (y) MISSTATEMENTS OF FACT. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to the Grantor which has not been disclosed which adversely affects, nor as far as the Grantor can foresee, might adversely affect the business, operations or condition (financial or otherwise) of the representing parry.

     (z) CONDITION OF IMPROVEMENTS. Neither Individual Trust Property has been damaged by fire, water, wind or other cause of loss or any previous damage to either Individual Trust Property has been fully restored.

     (aa) NO INSOLVENCY OR JUDGMENT. Neither Grantor, nor any member of Grantor, nor any Guarantor of the Loan is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Trust Property is located or in any other court located in the United States. The proposed Loan will not render the Grantor nor any member of Grantor insolvent. As used in this Certificate, the term "insolvent" means that the sum total of all of an entity's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity's non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

     (bb) NO CONDEMNATION. No part of any property subject to the Deed of Trust has been taken in condemnation or other like proceeding to an extent which would impair the value of either Individual Trust Property or both Individual Trust Properties, the Deed of Trust or the Loan or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan (the "LOAN APPLICATION"), nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of either Individual Trust Property or both Individual Trust Properties.

     (cc) NO LABOR OR MATERIALMEN CLAIMS. All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics', laborers' or materialmens' liens or claims outstanding for work, labor or materials affecting each Individual Trust Property, whether prior to, equal with or subordinate to the lien of the Deed of Trust.

     (dd) NO PURCHASE OPTIONS. No tenant, person, party, firm, corporation or other entity has an option to purchase either Individual Trust Property or both Individual Trust Properties, or any portion thereof or any interest therein.

     (ee) LEASES. Each Individual Trust Property is not subject to any Leases other than guest agreements with hotel guests for occupancy of hotel rooms of the Individual Trust Properties. No person has any possessory interest in either Individual Trust Property or right to occupy the same except under and pursuant to such guest agreements. As of the date hereof, there are no prior assignments of any Lease or any portion of Rents which are presently outstanding and have priority over the Assignment of Leases and Rents (the "'ASSIGNMENT OF LEASES AND RENTS"), dated the date hereof, given by Grantor to Beneficiary and intended to be duly recorded.

     (ff) APPRAISAL. All requirements and conditions of the appraisal of each Individual Trust Property submitted to Beneficiary as part of the Loan Application, upon which the value of each Individual Trust Property was conditioned, have been fully satisfied.

     (gg) BOUNDARY LINES. All of the Improvements which were included in determining the appraised value of each Individual Trust Property lie wholly within the boundaries and building restriction lines of each Individual Trust Property, and no improvements on adjoining properties encroach upon either Individual Trust Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of either Individual Trust Property except those which are insured against by title insurance.

     (hh) SURVEY. The survey of each Individual Trust Property or both Individual Trust Properties, as the case may be, delivered to Beneficiary in connection with this Deed of Trust, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which each Individual Trust Property is situated, is certified to the Beneficiary, its successors and assigns, and the title insurance company, and is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting either Individual Trust Property or the title thereto.

     (ii) FORFEITURE. There has not been and shall never be committed by Grantor or any other person in occupancy of or involved with the operation or use of either Individual Trust Property any act or omission affording the federal government or any state or local government the right of forfeiture as against either Individual Trust Property or any part thereof or any monies paid in performance of Grantor's obligations under any of the Loan Documents.

     (jj) MANAGEMENT AGREEMENT; FRANCHISE AGREEMENTS. Grantor has delivered to Beneficiary a true, correct and complete copy of each of the Management Agreements and each of the Franchise Agreements.

     (i) Each Management Agreement pursuant to which Manager operates both Individual Trust Properties constitutes the legal, valid and binding obligation of Grantor and is in full force and effect. No default or violation by any party thereunder exists or with the passing of time or the giving of notice or both, would exist under either Management Agreement. Grantor is current in all of its monetary obligations under the Franchise Agreements, and any fees due under the Management Agreements, and the terms and provisions of the Management Agreements, are subordinate to this Deed of Trust and Manager shall attorn to Beneficiary. Grantor shall not terminate, cancel, modify, renew or extend the Management Agreements, or enter into any agreement relating to the management or operation of the Trust Property or either Individual Trust Property with Manager or any other party without the express written consent of Beneficiary, which consent shall not be unreasonably withheld. If at any time Beneficiary consents to the appointment of a new Manager, such new Manager and Grantor shall, as a condition of Beneficiary's consent, execute a Consent and Agreement of Manager in the form then used by Beneficiary; and

     (ii) Each Franchise Agreement pursuant to which Grantor has the right to operate the hotel located on each Individual Trust Property under a name and/or hotel system controlled by such Franchisor, is in full force and effect and there is no default, breach or violation existing thereunder by any parry thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder. Grantor is current in all of its monetary obligations under the Franchise Agreements, and any fees due under the Franchise Agreements, and the terms and provisions thereof, are subordinate to this Deed of Trust and Franchisors shall attorn to Beneficiary. Grantor shall not terminate, cancel, modify, renew or extend either Franchise Agreement, or enter into any agreement relating to the management or operation of either Individual Trust Property or both Individual Trust Properties with either Franchisor or any other party without the express written consent of Beneficiary, which consent shall not be unreasonably withheld. If at any time Beneficiary consents to the appointment of a new Franchisor, such new Franchisor and Grantor shall, as a condition of Beneficiary's consent, execute a Consent and Agreement of Franchisor in the form then used by Beneficiary. Neither the execution and delivery of the Loan Documents, the Grantor's performance thereunder, the recordation of this Deed of Trust, nor the exercise of any remedies by Beneficiary, will adversely affect Grantor's rights under the Franchise Agreements, the Management Agreements, or any of the Licenses. Grantor and Beneficiary understand and agree that the foregoing representation is qualified by the terms of that certain letter dated July 21, 1998 from Franchisor to Beneficiary regarding The Fairfield Suites and that certain letter dated July 21, 1998 from Franchisor to Beneficiary regarding the Courtyard by Marriott and that such letters may restrict Beneficiary's remedies hereunder.

     (kk) NO BROKER. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Grantor in connection with the Loan.

     (ll) NO EQUITY SECURITIES. No proceeds of the loan evidenced by the Note will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (mm) LICENSES, PERMITS, ETC. Grantor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits adequate for the conduct of its business substantially as now conducted. Grantor has delivered true, correct and complete copies of all licenses and permits, including a permanent certificate of occupancy, necessary for the operation and occupancy of each Individual Trust Property.

     (nn) CONTRACTS. Grantor has delivered to Beneficiary true, correct and complete copies of all other contracts relating to each Individual Trust Property and all amendments thereto or modifications thereof.

     (oo) SUBSTANTIVE NON-CONSOLIDATION OPINION. Grantor shall prepare and deliver to Beneficiary a "substantive non-consolidation" legal opinion ("INSOLVENCY OPINION") acceptable to Beneficiary and the Rating Agencies on or before the Resizing Date, if the Resized Loan Amount equals or exceeds TWENTY MILLION AND 00/10O DOLLARS ($20,000,000).

     12. SINGLE PURPOSE ENTITY/SEPARATENESS. Grantor represents, warrants and covenants as follows:

     (a) Grantor does not own and will not own any asset or property other than
(i) the Trust Property, and (ii) incidental personal property necessary for the ownership or operation of the Trust Property.

     (b) Grantor will not engage in any business other than the ownership, management and operation of the Trust Property and Grantor will conduct and operate its business as presently conducted and operated.

     (c) Grantor will not enter into any contract or agreement with any affiliate of the Grantor, any constituent party of Grantor, any guarantor including, without limitation, any of the Key Principals (each a "GUARANTOR") of the Debt or any part thereof or any affiliate of any constituent party or Guarantor, except (i) those affiliated transactions approved by Beneficiary prior to the closing of the Loan, annexed hereto as Exhibit C, (ii) the transfer of equity interests among the principals of Grantor and their respective family members provided, that Grantor shall provide to Beneficiary, upon Beneficiary's request, legal opinions satisfactory to Beneficiary, in Beneficiary's sole discretion, confirming the continuing status of Grantor as a single purpose (bankruptcy-remote) entity and (iii) upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

     (d) Grantor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances, and (iii) debt incurred in the financing of equipment and other personal property used on the Premises. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Trust Property or any part thereof.

     (e) Grantor has not made and will not make any loans or advances (excluding any distributions to its members from Excess Cash Flow as permitted under the Loan Documents) to any third parry (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), and shall not acquire obligations or securities of its affiliates.

     (f) Grantor is and will remain solvent and Grantor will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

     (g) Grantor has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Grantor will not, nor will Grantor permit any constituent party or Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, certificate of organization, trust or other organizational documents of Grantor or such constituent party or Guarantor without the prior written consent of Beneficiary.

     (h) Grantor will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Grantor will file its own tax returns unless required otherwise by applicable law. Grantor shall maintain its books, records, resolutions and agreements as official records.

     (i) Grantor will be, and at all times will hold itself out to the public as, a legal entity-separate and distinct from any other entity (including any affiliate of Grantor, any constituent party of Grantor, any Guarantor or any affiliate of any constituent party of Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

     (j) Grantor is adequately capitalized and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

     (k) Neither Grantor nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Grantor.

     (l) Grantor will not commingle the funds and other assets of Grantor with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party of Guarantor, or any other person.

     (m) Grantor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

     (n) Grantor does not and will not guarantee, become obligated for, or hold itself out to be responsible for the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity.

     (o) Grantor will not permit any affiliate or constituent party independent access to its bank accounts.

     (p) Grantor shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations.

     (q) If Grantor is a limited partnership or a limited liability company, the general partner or managing member (the "SPC ENTITY") shall be a corporation whose sole asset is its interest in Grantor and the SPC Entity will at all times comply, and will cause Grantor to comply, with each of the representations, warranties, and covenants contained in this Paragraph 12 as if such representation, warranty or covenant was made directly by such general partner or managing member.

     (r) Grantor shall at all times cause there to be at least one duly appointed member of the board of directors (an "INDEPENDENT DIRECTOR") of the SPC Entity reasonably satisfactory to Beneficiary who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, attorney, counsel, partner or employee of, Grantor or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Grantor or any of its shareholders, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of any other director of Grantor. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

     (s) Grantor shall not cause or permit the board of directors of the SPC Entity to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the SPC Entity unless at the time of such action there shall be at least one member who is an Independent Director.

     (t) In the event an Insolvency Opinion shall be prepared and delivered to Beneficiary pursuant to Paragraph 11(oo) hereof, Grantor shall conduct its business so that the assumptions made with respect to Grantor in such Insolvency Opinion shall be true and correct in all respects.

     13. ESTOPPEL CERTIFICATES AND NO DEFAULT AFFIDAVITS. After request by Beneficiary, Grantor shall within ten (10) days furnish Beneficiary with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, (vi) that the Note, this Deed of Trust and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; and (vii) reaffirming all representations and warranties of Grantor set forth herein and in the other Loan Documents as of the date requested by Beneficiary or, to the extent of any changes to any such representations and warranties, so stating such changes.

     14. CONTROLLING AGREEMENT. It is expressly stipulated and agreed to be the intent of Grantor, and Beneficiary at all times to comply with applicable state law or applicable United

States federal law (to the extent that it permits Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Paragraph 14 (and the similar paragraph contained in the
Note) shall control every other covenant and agreement in this Deed of Trust and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Beneficiary's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by applicable law, then it is Grantor's and Beneficiary's express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     15. CHANGES IN LAWS REGARDING TAXATION. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of either Individual Trust Property or both Individual Trust Properties for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary's interest in either Individual Trust Property or both Individual Trust Properties, Grantor will pay such tax, with interest and penalties thereon, if any. In the event Beneficiary is advised by counsel chosen by it that the payment of such tax or interest and penalties by Grantor would be unlawful or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred, then the Grantor shall pay to Beneficiary an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Paragraph 57 hereof if Defeasance Collateral was to be purchased by Grantor.

     16. NO CREDITS ON ACCOUNT OF THE DEBT. Grantor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against either Individual Trust Property or both Individual Trust Properties, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of either Individual Trust Property or both Individual Trust Properties, or any part thereof, for real estate tax purposes by reason of this Deed of Trust or the Debt. In the event such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred, then the Grantor shall pay to Beneficiary an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Paragraph 57 hereof if Defeasance Collateral was to be purchased by Grantor.

     17. DOCUMENTARY STAMPS. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

     18. BOOKS AND RECORDS.

     (a) The financial statements heretofore furnished to Beneficiary are, as of the dates specified therein, complete and correct and fairly present the financial condition of the Grantor and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Grantor from that set forth in said financial statements.

     (b) Grantor will maintain full and accurate books of accounts and other records reflecting the results of the operations of each Individual Trust Property and will furnish, or cause to be furnished, to Beneficiary on or before forty-five (45) days after the end of each calendar quarter the following items, each certified as true and correct: (i) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, noting Net Operating Income, Gross Income from Operations, and Hotel Operating Expenses for each Individual Trust Property (all as hereinafter defined), and including an itemization of actual (not pro forma) capital expenditures and other information necessary and sufficient under generally accepted accounting practices to fairly represent the financial position and results of operation of each Individual Trust Property during such calendar month, all in form satisfactory to Beneficiary; (ii) a property balance sheet for each such calendar quarter; (iii) a comparison of the budgeted total income and total expenses and the actual total income and total expenses for each calendar quarter and year to date together with a detailed explanation of any variances of five percent (5 %) or more between budgeted and actual amounts for such quarterly periods and year to date; (iv) a calculation reflecting the Test DSCR and Debt Service Coverage Ratio (hereinafter defined) as of the last day of each such calendar quarter; and (v) monthly occupancy statements including average daily rate. Until the occurrence of a Secondary Market Transaction, Grantor shall furnish monthly each of the items listed in the immediately preceding sentence within thirty (30) days after the end of such month. All monthly operating statements shall be prepared based upon the Uniform System of Accounts for Hotels, current edition. Within ninety (90) days following the end of each calendar year, Grantor shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for the Grantor in such detail as Beneficiary may request, and setting forth die financial condition and the income and expenses for each Individual Trust Property for the immediately preceding calendar year, which statements shall be prepared by Grantor. Grantor's annual financial statements shall be accompanied by a certificate executed by the chief financial officer of Grantor or the general partner of Grantor, as applicable, stating that each such annual financial statement presents fairly the financial condition of each Individual Trust Property being reported upon, audited by a "Big Six" accounting firm or other independent certified public accounting firm acceptable to Beneficiary. Each such annual financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied. At any time and from time to time Grantor shall deliver to Beneficiary or its agents such other financial data as Beneficiary or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of each Individual Trust Property.

     (c) For purposes of this Deed of Trust and the other Loan Documents, the following terms shall have the following meanings;

          (i) As used herein the term "NET OPERATING INCOME" means the amount obtained by subtracting Hotel Operating Expenses from Gross Income from Operations. (As used in determining the Net Operating Income for an Individual Trust Property, Net Operating Income shall mean the amount obtained by subtracting Hotel Operating Expenses for such Individual Trust Property from Gross Income from Operations for such Individual Trust Property.) In connection with determining the Net Operating Income, unless expressly stated to the contrary herein, Lender shall assume that (A) the occupancy percentage for each Individual Trust Property equals the lesser of (x) an assumed occupancy percentage equal to seventy five percent (75%) and (y) market occupancy (adjusting revenues and expenses in conjunction with occupancy, as appropriate), (B) Hotel Operating Expenses shall include management fees payable with respect to each Individual Trust Property equal to die greater of (x) actual management fees payable under the relevant Management Agreement (excluding any incentive management fees) and (y) 4% of Gross Income from Operations, (C) Hotel Operating Expenses shall include franchise fees payable with respect to each Individual Trust Property equal to the greater of (x) actual franchise fees payable under the relevant Franchise Agreement and (y) 5 % of Gross Income from Operations, and (D) deposits into an FF&E Escrow Fund equal to 5 % of Gross Income from Operations; provided, however, that if the combined marketing, management and franchise fee amounts with respect to either Individual Trust Property are less than twelve percent (12%) of Gross Income from Operations for such Individual Trust Property, such combined total shall be deemed to be equal to twelve percent (12%) of Gross Income from Operations for such Individual Trust Property. In addition, the definition of Net Operating Income shall be in conformance, to the extent possible, with the Rating Agencies' standard underwriting guidelines.

          (ii) As used herein the term "GROSS INCOME FROM OPERATIONS" shall mean all income, computed on an accrual basis in accordance with generally accepted accounting practices and principles, derived for each full or partial month during the Term from the ownership and operation of the entire Trust Property, unless expressly stated to the contrary herein, from whatever source, including, but not limited to, all guest room revenues, all food, beverage, and merchandise sales receipts, all interest income, if any, rent, utility charges, escalations, forfeited security deposits, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption insurance proceeds but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Grantor to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards, and interest on credit accounts. Gross income shall not be diminished as a result of the Deed of Trust or the creation of any intervening estate or interest in either Individual Trust Property or the Trust Property or any part thereof.

          (iii) As used herein the term "HOTEL OPERATING EXPENSES" shall mean the total of all expenditures of whatever kind relating to the operation, maintenance and management of the entire Trust Property, unless expressly stated to the contrary herein, that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, taxes and assessments, advertising expenses, management fees, franchise fees, contributions to the Tax and Insurance Impound Fund, the FF&E Escrow Fund, the Cash Sweep Reserve, the Debt Service Reserve and any other reserves required under the Loan Documents, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Beneficiary, and other similar costs, but excluding depreciation, debt service, and capital expenditures, all calculated on a monthly basis in accordance with generally accepted accounting practices and principles consistently applied.

          (iv) The term "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which: (A) the numerator is the Net Operating Income (excluding interest on credit accounts) for the entire Trust Property for such period, unless expressly stated to the contrary herein, as set forth in the statements required hereunder; and (B) the denominator is the aggregate amount of principal and interest due and payable on the Note (calculated by using an interest rate equal to the Applicable Interest Rate and a twenty-Five year principal amortization schedule) plus the actual debt service due and payable under the Mezzanine Loan, if any.

          (v) The term "TEST DSCR" shall have the meaning ascribed to such term in the Note.

     19. PERFORMANCE OF OTHER AGREEMENTS. Grantor shall observe and perform each and every term to be observed or performed by Grantor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Trust Property.

     20. FURTHER ACTS, ETC. Grantor will, at the cost of Grantor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Beneficiary shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust or for facilitating the sale of the Loan and the Loan Documents as described in Paragraph 61 below. Grantor, on demand, will execute and deliver and hereby authorizes Beneficiary to execute in the name of Grantor or without the signature of Grantor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Beneficiary in each Individual Trust Property. Upon foreclosure, the appointment of a receiver or any other relevant action with respect to the applicable Individual Trust Property or the Individual Trust Properties, Grantor will, at the cost of Grantor and without expense to Beneficiary, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of or the Trust Property. Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary at law and in equity, including, without limitation, such rights and remedies available to Beneficiary pursuant to this paragraph.

     21. RECORDING OF DEED OF TRUST, ETC. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon each Individual Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in, each Individual Trust Property. Grantor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to each Individual Trust Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to each Individual Trust Property or any instrument of further assurance, except where prohibited by law so to do. Grantor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Deed of Trust.

     22. REPORTING REQUIREMENTS. Grantor agrees to give prompt notice to Beneficiary of the insolvency or bankruptcy filing of Grantor or the death, insolvency or bankruptcy filing of any Guarantor.

     23. EVENTS OF DEFAULT. The Debt shall become immediately due and payable at the option of Beneficiary upon the happening of any one or more of the following events of default (each an "EVENT OF DEFAULT"):

     (a) if any portion of the Debt is not paid on or before the related Payment Date or, for any payment other than a Monthly Payment Amount (including, without limitation, any repayment of principal required to be made under Section 7 of the Note on the Resizing Date (as defined in the Note)), the date on which such payment is due;

     (b) subject to Grantor's right to contest as provided herein, if any of the Taxes or Other Charges are not paid, when the same are due and payable (unless sums equaling the amount of Taxes and Other Charges then due and payable have been delivered to Beneficiary in accordance with Paragraph 6 hereof);

     (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Beneficiary upon request;

     (d) if Grantor transfers or encumbers any portion of either Individual Trust Property or both Individual Trust Properties without Beneficiary's prior written consent;

     (e) if any representation or warranty of Grantor, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Beneficiary shall have been false or misleading in any material respect when made;

     (f) if Grantor or any Guarantor shall make an assignment for the benefit of creditors or if Grantor shall generally not be paying its debts as they become due;

     (g) if a receiver, liquidator or trustee of Grantor or of any Guarantor shall be appointed or if Grantor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Grantor or any Guarantor or if any proceeding for the dissolution or liquidation of Grantor or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Grantor or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

     (h) if Grantor shall be in default under any other deed of trust or security agreement covering any part of either Individual Trust Property or both Individual Trust Properties whether it be superior or junior in lien to this Deed of Trust;

     (i) subject to Grantor's right to contest as provided herein, if either Individual Trust Property becomes or both Individual Trust Properties become subject to any mechanic's, materialman's or other lien and such lien is not removed or recorded within thirty (30) days of the filing or recording of such lien (except a lien for local real estate taxes and assessments not then due and payable);

     (j) if Grantor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect either Individual Trust Property or both Individual Trust Properties within thirty (30) days after Grantor first receives notice of any such violations;

     (k) except as permitted in this Deed of Trust, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Beneficiary;

     (l) if Grantor shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable cure periods contained in those documents;

     (m) if Grantor fails to cure a default under any other term, covenant or provision of this Deed of Trust within thirty (30) days after Grantor first receives notice of any such default; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Grantor may be permitted up to an additional sixty (60) days to cure such default provided that Grantor diligently and continuously pursues such cure;

     (n) if without Beneficiary's prior written consent, (i) the Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, (iii) there is a material change in the Management Agreement, or
(iv) if there shall be a material default by Grantor under the Management Agreement;

     (o) if Grantor ceases to do business as a hotel or motel on either Individual Trust Property or terminates such business for any reason whatsoever or ceases to continuously operate either Individual Trust Property or both Individual Trust Properties or any material portion thereof as a hotel and related facilities for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Beneficiary or in connection with any Insured Casualty or any Condemnation);

     (p) if without Beneficiary's prior consent, there is any material change in either Franchise Agreement (or any successor franchise agreement); or

     (q) if a default has occurred and continues beyond any applicable cure period under either Franchise Agreement (or any successor franchise agreement) if such default permits the Franchisor to terminate or cancel the Franchise Agreement (or any successor franchise agreement) or if Grantor terminates either Franchise Agreement without Beneficiary's prior written consent.

     24. LATE PAYMENT CHARGE. If any portion of the Debt is not paid on or before the date on which such payment is due, Grantor shall pay to Beneficiary upon demand an amount equal to the lesser of three percent (3%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Beneficiary in handling and processing such delinquent payment and to compensate Beneficiary for the loss of the use of such delinquent payment, and such amount shall be secured by this Deed of Trust.

     25. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default or if Grantor fails to make any payment (including, without limitation, any required payments for taxes, insurance or to discharge any liens with respect to either Individual Trust Property or both Individual Trust Properties) or to do any act as herein provided, Beneficiary may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon either Individual Trust Property or both Individual Trust Properties for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in either Individual Trust Property or both Individual Trust Properties or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary upon demand.

     26. ADDITIONAL REMEDIES.

     (a) Upon the occurrence of any Event of Default, Beneficiary or Trustee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property (or either Individual Trust Property, at Beneficiary's sole election) by Beneficiary itself or through Trustee or otherwise, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

          (i) declare the entire Debt to be immediately due and payable;

          (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust in which case the Trust Property (or either Individual Trust Property at Beneficiary's sole election) or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

          (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

          (iv) sell or transfer for cash or upon credit the Trust Property (or either Individual Trust Property at Beneficiary's sole election) or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

          (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;

          (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Deed of Trust;

          (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property (or either Individual Trust Property at Beneficiary's sole election), without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Grantor, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

          (viii) enforce Beneficiary's interest in the Leases and Rents and enter into or upon the Trust Property or either Individual Trust Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property or either Individual Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property or either Individual Trust Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property or either Individual Trust Property; (D) exercise all rights and powers of Grantor with respect to the Trust Property or either Individual Trust Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents, including, without limitation, guest room revenues; and (E) apply the receipts from the Trust Property or either Individual Trust Property to the payment of Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Trust Property or either Individual Trust Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees;

          (ix) require Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, including, without limitation, guest room revenues, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property or either Individual Trust Property occupied by Grantor and require Grantor to vacate and surrender possession to Beneficiary of the Trust Property or either Individual Trust Property or to such receiver and, in default thereof, evict Grantor by summary proceedings or otherwise; or

          (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code including without limitation the right to receive and/or establish a lock box for all Rents proceeds from the Intangibles and any other receivables or rights to payments of Grantor relating to the Trust Property or either Individual Trust Property.

In the event of a sale, by foreclosure or otherwise; of less than all of the Trust Property or either Individual Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property or either Individual Trust Property, as the case may be.

     (b) To the extent permitted by applicable law, the proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper.

     (c) Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     (d) To the extent permitted by applicable law, upon the completion of any sale or sales pursuant hereto, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary and Trustee are hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property or either Individual Trust Property and rights so sold and for that purpose Beneficiary and Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power,

Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

     (e) To the extent permitted by applicable law, upon any sale or transfer made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof or either Individual Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

     (f) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or either Individual Trust Property or upon any other property of Grantor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or either Individual Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

     (g) Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

     (h) Beneficiary may resort to any remedies and the security given by the Note, this Deed of Trust or the Loan Documents in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Deed of Trust or any of the other Loan Documents. The failure of Beneficiary to exercise any right, remedy or option provided in the Note, this Deed of Trust or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Deed of Trust or the other Loan Documents. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor, or Grantor's liability to pay such obligation. No sale of all or any portion of the Trust Property or either Individual Trust Property, or any portion thereof, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to Grantor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or Individual Trust Property or portion thereof, as the case may be, or the liability of Grantor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Beneficiary in exercising the rights and remedies under this Paragraph 26 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Grantor immediately upon notice from Beneficiary, with interest at the Default Rate for the period after notice from Beneficiary and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

     (i) The interests and rights of Beneficiary under the Note, this Deed of Trust or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof or Individual Trust Property or portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Guarantor or surety of any of the Debt.

     27. RIGHT OF ENTRY. In addition to any other rights or remedies granted under this Deed of Trust, Beneficiary, Trustee and their agents, during the Term, shall have the right to enter and inspect the Trust Property or either Individual Trust Property during normal business hours. The cost of such inspections or audits shall be borne by Grantor should Beneficiary determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Beneficiary. The cost of such inspections, if not paid for by Grantor following demand, may be added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Rate.

     28. SECURITY AGREEMENT.

     (a) This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Trust Property. Grantor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary and Trustee, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the Uniform

Commercial Code (said Portion of the Trust Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). This Deed of Trust shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust.

     (b) If an Event of Default shall occur, Beneficiary and Trustee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary or Trustee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary or Trustee, Grantor shall at its expense assemble the Collateral and make it available to Beneficiary and Trustee at a convenient place acceptable Beneficiary. Grantor shall pay to Beneficiary and Trustee on demand any and all expenses including attorneys' fees and disbursements, incurred or paid by Beneficiary and Trustee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary and Trustee with respect to the Collateral sent to Grantor in accordance with the provisions hereof a least five (5) days prior to such action, shall constitute commercially reasonable none to Grantor The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. In the event of any change in name, identity or structure of any Grantor, such Grantor shall notify Beneficiary and Trustee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filling or recording of additional Uniform Commercial Code forms or continuation statements, Grantor shall, promptly after request, execute, file and record such Uniform commercial code forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Grantor's obligations under the Note, this Deed of Trust and any of the other Loan Documents. Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to file with the appropriate public Office on its behalf any financing or other statements signed only by Beneficiary, as secured party. in connection with the Collateral covered by this Deed of Trust.

     29. ACTIONS AND PROCEEDINGS. Beneficiary or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its sole discretion, decides should be brought to protect their interest in the Trust Property or either Individual Trust property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

     30. WAIVER OF SETOFF AND COUNTERCLAIM. All amounts due under this Deed of Trust, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Grantor hereby waives the right to assert a setoff, counterclaim (other than a mandatory or compulsory counterclaim) or deduction in any action or proceeding in which Beneficiary or Trustee is a participant, or arising out of or in any way connected with this Deed of Trust, the Note, any of the other Loan Documents, or the Debt.

     31. CONTEST OF CERTAIN CLAIMS. Notwithstanding the provisions of Paragraphs 5 and [illegible] hereof, Grantor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Trust Property or either Individual Trust property if, and so long as, (a) Grantor shall have notified Beneficiary of same within five (5) days of obtaining knowledge thereof; (b) Grantor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Trust Property or any part thereof or either Individual Trust property or any part thereof, to satisfy the same; (c) Grantor shall cause to be recorded in the office of the county recorder in Maricopa County a surety bond in form and substance in accordance with A.R.S. Section 33-1004 or, in the event that A.R.S. Section 33-1004 does not apply, Grantor shall have furnished to Beneficiary a cash deposit, or an indemnity bond satisfactory to Beneficiary with a surety reasonably satisfactory to Beneficiary, in an amount equal to 125% of the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Trust Property or any part thereof or either Individual Trust Property or any part thereof; (d) Grantor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of Trust, mortgage or security interest covering or affecting any part of the Trust Property or either individual Trust Property; and (f) if A.R.S. Section 33-1004 is applicable and Grantor has failed to post any surety bond in accordance therewith, or, if A.R.S. Section 33-1004 is not applicable, Grantor shall immediately upon request of Beneficiary pay (and if Grantor shall fail so to do, Beneficiary may, laws whether presently in force or coming into being and/or effectiveness hereafter (collectively, "ENVIRONMENTAL LAWS"); (b) the Trust Property and each Individual Trust Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "HAZARDOUS SUBSTANCES");
(c) no Hazardous Substances are or have been (including the period prior to Grantor's acquisition of the Trust Property or either Individual Trust Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Trust Property or either Individual Trust Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Trust Property or either Individual Trust Property; and (e) no underground storage tanks exist on either Individual Trust Property. So long as Grantor owns or is in possession of the Trust Property or either Individual Trust Property, Grantor (i) shall keep or cause the Trust Property and each Individual Trust Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws, (ii) shall promptly notify Beneficiary if Grantor shall become aware of any Hazardous Substances on or near the Trust Property or either Individual Trust Property and/or if Grantor shall become aware that the Trust Property or either Individual Trust Property is in direct or indirect violation of any Environmental Laws and/or if Grantor shall become aware of any condition on or near the Trust Property or either Individual Trust Property which shall pose a threat to the health, safety or welfare of humans, and (iii) Grantor shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Beneficiary in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Beneficiary ("BENEFICIARY'S CONSULTANT")), promptly after Grantor becomes aware of same, at Grantor's sole expense. Notwithstanding anything to the contrary in this paragraph, the Grantor and/or tenants on the Trust Property or either Individual Trust Property may use and store immaterial amounts of Hazardous Substances at the Trust Property or Individual Trust Property if such use or storage is in connection with the ordinary cleaning and maintenance of the Trust Property or Individual Trust Property so long as such use and storage
(A) does not violate any applicable Environmental Laws and (B) is not the subject of any specific recommendations in the Phase I Report. Nothing herein shall prevent Grantor from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Grantor under this Paragraph 34 shall survive any termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Trust Property or either Individual Trust Property by foreclosure or a conveyance in lieu of foreclosure.

     35. ASBESTOS. Grantor represents and warrants that, to the best of Grantor's knowledge, after due inquiry and investigation which inquiry and investigation consisted solely of a review of the Phase I Report, no asbestos or any substance or material containing asbestos ("ASBESTOS") is located on the Trust Property and either Individual Trust Property except as may have been disclosed in the Phase I Report delivered to Beneficiary in connection with the Loan. Grantor shall not install in the Trust Property and each Individual Trust Property, nor permit to be installed in the Trust Property and each Individual Trust Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Beneficiary, at Grantor's sole expense. Grantor shall in all instances comply with, and ensure compliance by all occupants of the Trust Property and each Individual Trust Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep the Trust Property and each Individual Trust Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Grantor receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Trust Property or either Individual Trust Property, Grantor shall immediately notify Beneficiary. The obligations and liabilities of Grantor under this Paragraph 35 shall survive any termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Trust Property or either Individual Trust Property by foreclosure or a conveyance in lieu of foreclosure.

     36. ENVIRONMENTAL MONITORING. Grantor shall give prompt written notices to Beneficiary of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about the Trust Property and each Individual Trust Property, (b) all claims made or threatened by any third party against Grantor or the Trust Property and each Individual Trust Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) Grantor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Trust Property or either Individual Trust Property that could cause the Trust Property or either Individual Trust Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Grantor shall permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Trust Property or either Individual Trust Property in connection with any Environmental Law or Hazardous Substance, and Grantor shall pay all attorneys' fees and disbursements incurred by Beneficiary
in connection therewith. Upon Beneficiary's request, a   any time and from time
to time while this Deed of Trust is in effect but not more frequently tha   once
per calendar year, unless Beneficiary has determined (in the exercise of its
good fait   judgment) that reasonable cause exists for the performance of an environmental inspection or aud
of each Individual Trust Property, Grantor shall provide at Grantor's sole expense, (i) an inspection or audit of each Individual Trust Property, prepared by a licensed hydrogeologist or licensed environmental engineer approved by Beneficiary indicating the presence or absence of Hazardous Substances on, in or near the Trust Property or either Individual Trust Property, as the case may be, and (ii) an inspection or audit of each Individual Trust Property prepared by a duly qualified engineering or consulting firm approved by Beneficiary, indicating the presence or absence of Asbestos on the Trust Property or either Individual Trust Property, as the case may be; provided, however, any such inspection or audit requested by Beneficiary, during the Term, in excess of one
(1) inspection during each five (5) year period commencing upon the date hereof, shall be performed at Beneficiary's expense unless an Event of Default exists or Beneficiary has determined (in the exercise of its good faith and judgment) that reasonable cause exists for the performance of an environmental inspection or audit. If Grantor fails to provide such inspection or audit within thirty (30) days after such request Beneficiary may order same, and Grantor hereby grants to Beneficiary and its employees and agents access to each Individual Trust Property and a license to undertake such inspection or audit. The cost of such inspection or audit may be added to the Debt and shall bear interest thereafter until paid at the Default Rate. In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Grantor shall cause such operations and maintenance plan to be prepared and implemented at Grantor's expense upon request of Beneficiary. In the event that any investigation, site monitoring, containment cleanup, removal, restoration, or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law (the "REMEDIAL WORK"), Grantor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (90) days after written demand by Beneficiary for performance thereof (or any such shorter period of time as may be required under applicable law.) All Remedial Work shall be performed by contractors approved in advance by Beneficiary, and under the supervision of a consulting engineer approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, Beneficiary's reasonable attorneys' fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, may be added to the Debt and shall bear interest thereafter until paid at the Default Rate.

     37. HANDICAPPED ACCESS.

     (a) Grantor agrees that the Trust Property and each Individual Trust Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with

Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "ACCESS LAWS").

     (b) Notwithstanding any provisions set forth herein or in any other document regarding Beneficiary's approval of alterations of the Trust Property and each Individual Trust Property, Grantor shall not alter the Trust Property and each Individual Trust Property in any manner which would increase Grantor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Beneficiary. The foregoing shall apply to tenant improvements constructed by Grantor or by any of its tenants. Beneficiary may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Beneficiary.

     (c) Grantor agrees to give prompt notice to Beneficiary of the receipt by Grantor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

     38. INDEMNIFICATION. In addition to any other indemnifications provided herein or in the other Loan Documents, Grantor shall protect, defend, indemnify and save harmless Beneficiary from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Beneficiary by reason of (a) ownership of this Deed of Trust, the Trust Property and each Individual Trust Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Trust Property and each Individual Trust Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Trust Property and each Individual Trust Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Grantor to perform or comply with any of the terms of this Deed of Trust; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property and each Individual Trust Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Trust Property and each Individual Trust Property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Trust Property or either Individual Trust Property to comply with any Access Laws; (k) any representation or warranty made in the Note, this Deed of Trust or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (1) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with the Loan, any Lease or other transaction involving the Trust Property or either Individual Trust Property or any part thereof under any legal requirement or any liability asserted against Beneficiary with respect thereto; and (m) the claims of any lessee of any or any portion of the Trust Property or either Individual Trust Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to Beneficiary by reason of the application of this paragraph shall be secured by this Deed of Trust and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Beneficiary until paid. The obligations and liabilities of Grantor under this Paragraph 38 shall survive and termination, satisfaction, or assignment of this Deed of Trust and the exercise by Beneficiary of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Trust Property or either Individual Trust Property by foreclosure or a conveyance in lieu of foreclosure.

     39. NOTICES. Any notice, report, demand or other instrument authorized or required to be given or furnished ("NOTICES") shall be in writing and shall be given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by overnight nationwide commercial courier service; or (d) by telecopy transmission (other than for notices of default) with a confirmation copy to be delivered by duplicate notice in accordance with any of clauses (a)-(c) above, in each case, to the party intended to receive the same at the following address(es):

          Beneficiary:      Credit Suisse First Boston Mortgage Capital LLC
                            Principal Transactions Group 11 Madison
                            Avenue New York, New York 10010
                            Attention: Edmund Taylor
                            Re: Arizona Hotels/Peter Locke
                            Telecopier: (212) 325-8162
          with copies to:   Credit Suisse First Boston Mortgage Capital LLC
                            Legal & Compliance Department
                            11 Madison Avenue
                            New York, New York 10010
                            Attention: Colleen Graham, Esq.
                            Re: Arizona Hotels/Peter Locke - PTG
                            Telecopier: (212) 325-8220

          and:              Banc One Mortgage Capital Markets
                            1717 Main Street, 14th Floor
                            Dallas, Texas 75201
                            Attention: Edgar L. Smith II
                            Telecopier: (214) 290-4480

          or any successor servicer of the Loan.

          Grantor:          Dana Suites/Bell Hospitality, L.L.C.
                            2481 Route 9 Fishkill, NY 12524
                            Attention: Michael Dubroff
                            Telecopier: (914) 896-4951

          with a copy to:   Titus Brueckner &. Berry
                            Scottsdale Center, Suite B-252 7373 North
                            Scottsdale Road Scottsdale, Arizona 85253
                            Attention: Jon A. Titus
                            Telecopier: (602) 483-3215

     Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Paragraph 39. Notices shall be deemed to have been given on the date they are actually received; provided, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability, to deliver or rejection or refusal to accept delivery. Notice for either party may be given by its respective counsel. Additionally, notice from Beneficiary may also be given by the Servicer.

     40. AUTHORITY.

     (a) Grantor (and the undersigned representative of Grantor, if any) represent and warrant that it (or they, as the case may be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Deed of Trust, and to deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Trust Property or either Individual Trust Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Grantor's part to be performed.

     (b) Grantor represents and warrants that Grantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

     41. WAIVER OF NOTICE. Grantor shall not be entitled to any notices of any nature whatsoever from Beneficiary or Trustee except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary or Trustee to Grantor and except with respect to matters for which Beneficiary or Trustee is required by applicable law to give notice, and Grantor hereby expressly waives the right to receive any notice from Beneficiary or Trustee with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Beneficiary or Trustee to Grantor.

     42. REMEDIES OF GRANTOR. In the event that a claim or adjudication is made that Beneficiary has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Deed of Trust or any of the other Loan Documents, it has an obligation to act reasonably or promptly, Beneficiary shall not be liable for any monetary damages, and Grantor's remedies shall be limited to injunctive relief or declaratory judgment.

     43. SOLE DISCRETION OF BENEFICIARY. Wherever pursuant to this Deed of Trust, Beneficiary exercises any right given to it to consent or not consent or approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to consent or not consent, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     44. NON-WAIVER. The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Deed of Trust. Grantor shall not be relieved of Grantor's obligations hereunder by reason of (a) the failure of Beneficiary to comply with any request of Grantor or Guarantor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Note, or the other Loan

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                                                                              58


Documents, (b) the release, regardless of consideration, of the whole or any part of the Trust Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Deed of Trust or any of the other Loan Documents. Beneficiary may resort for the payment of the Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its sole discretion, may elect. Beneficiary or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary or Trustee thereafter to foreclosure this Deed of Trust. The rights and remedies of Beneficiary or Trustee under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary or Trustee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     45. NO ORAL CHANGE. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     46. LIABILITY. If Grantor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Beneficiary's consent to any transfer of the Trust Property or either Individual Trust Property, this Deed of Trust shall be binding upon and inure to the benefit of Grantor and Beneficiary and their respective successors and assigns forever.

     47. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, the Note and this Deed of Trust shall be construed without such provision.

     48. HEADINGS, ETC. The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     49. DUPLICATE ORIGINALS. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

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                                                                              59


     50. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form and the word "GRANTOR" shall mean "each Grantor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein," the word "Beneficiary" shall mean "BENEFICIARY and any subsequent holder of the Note," the word "NOTE" shall mean "the Note and any other evidence of indebtedness secured by this Deed of Trust," the word "TRUSTEE" shall mean "Trustee and any subsequent holder of this Deed of Trust," the word "PERSON" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "TRUST PROPERTY" shall include each Individual Trust Property and any portion thereof and any interest therein and the words "ATTORNEYS' FEES" shall include reasonable attorneys' fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     51. HOMESTEAD. Grantor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Trust Property as against the collection of the Debt, or any part hereof.

     52. ASSIGNMENTS.

     (a) Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

     (b) Grantor shall not assign this Deed of Trust, the Note or any of the Loan Documents.

     53. WAIVER OF JURY TRIAL. GRANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS DEED OF TRUST, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GRANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY

EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GRANTOR.

     54. TRUSTEE'S FEES; SUBSTITUTE TRUSTEE. (a) Grantor shall pay all costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

     (b) Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

     55. POWER OF SALE. (a) Upon the occurrence of an Event of Default, Trustee, or the agent or successor of Trustee, at the request of Beneficiary, shall sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine with or without having first taken possession of same, to the highest bidder for cash at one or more public auctions in accordance with the terms and provisions of the law of the state in which the Trust Property is located (the "STATE"). Such sale shall be made at the area within the courthouse of the county in which the Trust Property (or any portion thereof to be sold) is situated (the "COUNTY") (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby secured present at such sale) which is designated by the applicable court of such County as the area in which public sales are to take place, or, if no such area is designated, at the area at the courthouse designated in the notice of sale as the

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                                                                              61


area in which the sale will take place, on such day and at such times as permitted under applicable law of the State where the Trust Property is located, after advertising the time, place and terms of sale and that portion of the Trust Property in accordance with such law, and after having served written or printed notice of the proposed sale by certified mail on each Grantor obligated to pay the Note and other secured indebtedness secured by this Deed of Trust according to the records of Beneficiary in accordance with applicable law. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

     At any such public sale, Trustee may execute and deliver in the name of Grantor to the purchaser a conveyance of the Trust Property or any part of the Trust Property or any Individual Trust Property or any part of any Individual Trust Property in fee simple. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Trust Property may be sold in its entirety or in separate parcels and in such manner or order as Beneficiary in its sole discretion may elect, and if Beneficiary so elects, Trustee may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State in which the Trust Property is located, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until all the Trust Property is sold or the Note and other secured indebtedness is paid in full. If the Note and other secured indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts or guaranty, assignments of lease, or other security instruments, Beneficiary at its option may exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Beneficiary may determine.

     (b) Upon any foreclosure sale or sales of all or any portion of the Trust Property under the power herein granted, Beneficiary may bid for and purchase the Trust Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.

     (c) In the event of a foreclosure or a sale of all or any portion of the Trust Property under the power herein granted, the proceeds of said sale shall be applied to the extent permitted by applicable law, in whatever order Beneficiary in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith (including, without limitation, attorneys' fees and expenses), to fees and expenses of Trustee (including, without limitation, Trustee's attorneys' fees and expenses), to insurance premiums, liens, assessments, taxes and charges (including, without limitation, utility charges advanced by Beneficiary), to payment of the outstanding principal balance of the Debt, and to the accrued interest on all of the foregoing; and the remainder, if any, shall be paid to Grantor, or to the person or entity lawfully entitled thereto.

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                                                                              62


     56. RECOURSE PROVISIONS. Subject to the qualifications below, Beneficiary shall not enforce the liability and obligation of Grantor or any of the Key Principals, to perform and observe the obligations contained in this Deed of Trust, the Note or any of the other Loan Documents by any legal, equitable or other action or proceeding wherein a money judgment shall be sought against Grantor or any of the Key Principals, except that Beneficiary may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Beneficiary to enforce and realize upon its interests under the Note, this Deed of Trust and the other Loan Documents or in the Trust Property or either Individual Trust Property, the Rents or any other collateral given to Beneficiary pursuant to this Deed of Trust and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Grantor only to the extent of Grantor's interest in the Trust Property or either Individual Trust Property, the Rents and in any other collateral given to Beneficiary, and Beneficiary, by accepting this Deed of Trust, the Note and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Grantor in any such action or proceeding under or by reason of or in connection with this Deed of Trust, the Note or any of the other Loan Documents. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Deed of Trust, the Note or any of the other Loan Documents; (ii) impair the right of Beneficiary to name Grantor, as a party defendant in any action or suit for foreclosure and sale under this Deed of Trust; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any rights and remedies of Beneficiary thereunder; (iv) impair the right of Beneficiary to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; or (vi) constitute a waiver of the right of Beneficiary to enforce the liability and obligation of Grantor or any of the Key Principals, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Beneficiary (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

     (a) fraud or intentional misrepresentation by Grantor or any Guarantor in connection with the Loan;

     (b) the gross negligence or willful misconduct of Grantor or any Guarantor;

     (c) physical waste of the Trust Property or either Individual Trust Property which materially affects the value thereof;

     (d) the breach of any representation, warranty, covenant or indemnification provision in that certain Hazardous Substances Indemnity Agreement of even date herewith given by Grantor and the Key Principals to Beneficiary or in this Deed of Trust concerning Environmental Laws, Hazardous Substances and Asbestos;

     (e) the misappropriation of any personal property from or the removal or disposal of any portion of the Trust Property or either Individual Trust Property or any part thereof;

     (f) the misapplication or conversion by Grantor of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Trust Property or either Individual Trust Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Trust Property or either Individual Trust Property or a portion thereof, (iii) any security deposits or Rents following an Event of Default or (iv) any Rents paid more than one month in advance;

     (g) failure to pay charges for labor or materials or taxes or other charges that can create liens on any portion of the Trust Property or either Individual Trust Property; and

     (h) any security deposits collected with respect to the Trust Property or either Individual Trust Property which are not delivered to Beneficiary upon a foreclosure of the Trust Property or either Individual Trust Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

     Notwithstanding anything to the contrary in any of the Loan Documents (i) Beneficiary shall not be deemed to have waived any right which Beneficiary may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Deed of Trust or to require that all collateral shall continue to secure all of the Debt owing to Beneficiary in accordance with the Loan Documents, and (ii) the Debt shall become fully recourse JOINTLY AND SEVERALLY to Grantor and each of the Key Principals in the event that: (A) the first full monthly payment of principal and interest under the Note is not paid when due; (B) Grantor fails to maintain its status as a single purpose entity in accordance with the provisions of this Deed of Trust; (C) Grantor fails to obtain Beneficiary's prior written consent to any subordinate financing or other voluntary lien encumbering the Trust Property or either Individual Trust Property; (D) Grantor fails to obtain Beneficiary's prior written consent to any assignment, transfer, or conveyance of the Trust Property or either Individual Trust Property or any interest therein as required by this Deed of Trust; (E) subject to the limitation set forth in Section 7(c) of the Note with respect to the amount of Debt which shall become recourse in connection with a default under Section 7 of the Note, if the Resized Loan Amount calculated in accordance with Section 7(a) of the Note is less than the original principal Loan amount, Grantor fails on or before the Resizing Date (as defined in the Note), to cause the Loan to be prepaid and/or fails to enter into any mezzanine financing, as required by Section 7 of the Note; or (F) subject to clauses (X), (Y) and (Z) of this paragraph, following an Event of Default, Grantor or any of the Key Principals take any action, asserts any claim, participates in or is a party to any activity, action or proceeding intended to, or the likely result of which would be to, delay, enjoin, impede, hinder or prevent Beneficiary's exercise of its rights and remedies at law, in equity, under this Deed of Trust or under any of the other Loan Documents, including without limitation (i) the filing, whether by Grantor or any of the Key Principals, or the filing by any third party against Grantor at the insistence of Grantor or any of the Key Principals, of reorganization, liquidation or other similar bankruptcy proceeding under Title 11 of the United States Code or under any other federal or state debtor relief law (a "BANKRUPTCY CASE") or (ii) the institution or filing whether by Grantor or any of the Key Principals on behalf of Grantor, or the institution or filing by any third party at the insistence of any of the Key Principals or Grantor, of any suit or other proceeding to hinder, enjoin, impede or delay the exercise by Beneficiary of such rights and remedies (a "COMMON LAW ACTION"). For purposes of this paragraph:

          (X) it shall be conclusively deemed that any Bankruptcy Case or Common Law Action was not instituted at the insistence of Grantor or any of the Key Principals if such Grantor or any of the Key Principals contests the filing of any such proceeding to the extent reasonably requested by Beneficiary;

          (Y) notwithstanding anything contained herein to the contrary, following an Event of Default that relates to or arose from a breach or failure by Grantor under this Agreement or any of the other Loan Documents that cannot be cured by the payment of a sum of money, Grantor and each Key Principal shall not be liable under this clause (E) by reason of such Grantor raising or interposing good faith, legitimate defenses or claims (excluding the filing or commencement of a Bankruptcy Case) that are not expressly prohibited or that have not otherwise been expressly waived pursuant to this Deed of Trust or the other Loan Documents during the exercise by Beneficiary of its rights and remedies at law, in equity, under this Deed of Trust or under any of the other Loan Documents. However, if the court in which such rights and remedies are being adjudicated shall determine that such defenses or claims were groundless, unwarranted, frivolous or were intended primarily to hinder, delay or impede the exercise by Beneficiary of such rights and remedies, then the Grantors and each of the Key Principals shall be and remain jointly and severally liable to the full extent set forth in the Deed of Trust and other Loan Documents; and

          (Z) notwithstanding anything contained herein to the contrary, the liability of Grantor or any of the Key Principals under clause (E) shall cease and terminate if any general partner or managing member of the Grantor or any Guarantor shall (1) cause Grantor to convey title to the Trust Property or applicable Individual Trust Property to Beneficiary or its designee by deed in form and substance satisfactory to Beneficiary within sixty (60) days after written demand given after the occurrence of an Event of Default by Beneficiary to Grantor directing such conveyance or
     (2) cause Grantor to permit Beneficiary to acquire title to the Trust Property or applicable Individual Trust Property through an uncontested judicial foreclosure, if Beneficiary shall so elect in the foregoing notice.

     57. DEFEASANCE.

     (a) Provided no Event of Default has occurred and is continuing, at any time after the date which (i) is two (2) years after the "startup day," within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "CODE"), of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds the Note or (ii) is four (4) years after the Resizing Date, whichever shall first occur, and before the Anticipated Repayment Date, Grantor may cause the release of the entire Trust Property or an Individual Trust Property, as the case may be, from the lien of this Deed of Trust and the other Loan Documents upon the satisfaction of the following conditions:

          (i) not less than thirty (30) days prior written notice shall be given to Beneficiary and Trustee specifying a date (the "RELEASE DATE") on which the Defeasance Collateral (as hereinafter defined) is to be delivered, such Release Date only to occur on a Payment Date (as defined in the Note);

          (ii) all accrued and unpaid interest and all other sums due under the Note and under the other Loan Documents up to the Release Date, including, without limitation, all costs and expenses incurred by Beneficiary or its agents in connection with such release (including, without limitation, the fees and expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement (as hereinafter defined) and related documentation), shall be paid in full on or prior to the Release Date; and

          (iii) in the event only a portion of the Loan is the subject of a defeasance, Beneficiary, at Grantor's expense, shall prepare all necessary documents to modify this Deed of Trust and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the

     "DEFEASED NOTE") and the other note having a principal balance equal to the undefeased portion of the Note (the "UNDEFEASED NOTE"). The Defeased Note and the Undefeased Note shall have identical terms as the Note except for the principal balance. The principal balance of the Defeased Note shall equal or exceed the Adjusted Release Amount (as hereinafter defined) for the applicable Individual Trust Property. A Defeased Note cannot be the subject of any further defeasance;

          (iv) Grantor shall deliver to Beneficiary on or prior to the Release
     Date:

               (A) an amount equal to that which is sufficient to purchase direct, non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and assuming the Note or the Defeased Note, as applicable, is paid in full on the Anticipated Repayment Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest under the Note and the Defeased Note, if applicable, and, if the entire Loan is being defeased, the fee of the Servicer required to be paid hereunder (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Beneficiary or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Beneficiary (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to creater a first priority security interest therein in favor of the Beneficiary in conformity with all applicable state and federal laws governing granting of such security interests;

               (B) a pledge and security agreement, in form and substance satisfactory to Beneficiary in its sole discretion, creating a first priority security interest in favor of Beneficiary in the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess received by Beneficiary from the Defeasance Collateral over the amounts payable by Grantor hereunder shall be refunded to Grantor promptly after each Payment Date;

               (C) a certificate of Grantor certifying that all of the requirements set forth in this Paragraph 57 have been satisfied;

               (D) an opinion of counsel for Grantor in form and substance and delivered by counsel satisfactory to Beneficiary in its sole discretion stating, among other things, that (1) Beneficiary has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Grantor in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such defeasance;

               (E) Grantor shall deliver evidence in writing from the applicable Rating Agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the Securitization which are then outstanding;

               (F) a certificate from a firm of independent public accountants acceptable to Beneficiary certifying that the Defeasance Collateral is sufficient to satisfy the provisions of Paragraph (A) above; and

               (G) such other certificates, documents or instruments as Beneficiary may reasonably require.

          (v) Grantor may obtain the release of an Individual Trust Property from the lien of this Deed of Trust (and related Loan Documents) only upon the satisfaction of the additional following covenants:

               (A) After giving effect to such release, the Debt Service Coverage Ratio for the Individual Trust Property which will remain subject to the lien of this Deed of Trust (calculated using the Net Operating Income for the Individual Trust Property which will remain subject to the lien of this Deed of Trust) shall be not less than the greater of (1) the Debt Service Coverage Ratio for me twelve (12) full calendar months ending on the closing date for the Loan and (2) the Debt Service Coverage Ratio for the entire Trust Property (including the Individual Trust Property to be released) for the twelve (12) full calendar months ending on the proposed date of release of the affected Individual Trust Property; and

               (B) Grantor shall deliver to Beneficiary, at Grantor's sole cost and expense, an endorsement to Beneficiary's lender's policy of title insurance (or an irrevocable commitment to issue such endorsement), in form and substance satisfactory to Beneficiary and insuring the priority of Beneficiary's remaining liens created by this Deed of Trust on that portion of the Trust Property unaffected by such partial release.

     (b) Upon compliance with the requirements of this paragraph, the entire Trust Property, or if a partial defeasance, the applicable Individual Trust Property, shall be released from the lien of this Deed of Trust and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Note or the Defeased Note, as the case may be. Beneficiary will, at Grantor's expense, execute and deliver any agreements reasonably requested by Grantor to release the lien of the Deed of Trust from the entire Trust Property or the applicable Individual Trust Property, as the case may be. Grantor, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Beneficiary and applied to satisfy the obligations of the Grantor under the Note or the Defeased Note, as applicable.

     (c) Upon the release of the entire Trust Property or the applicable Individual Trust Property, as the case may be, in accordance with this paragraph, Grantor may, or at option of Beneficiary shall, assign all its obligations under the Note or the Defeased Note, as applicable, together with the pledged Defeasance Collateral, to a successor entity designated by Grantor and approved by Beneficiary in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Beneficiary in its sole discretion pursuant to which it shall assume Grantor's obligations under the Note and the Defeased Note, as applicable, and the Defeasance Security Agreement. As conditions to such assignment and assumption, Grantor shall (i) deliver to Beneficiary an opinion of counsel in form and substance and delivered by counsel satisfactory to Beneficiary in its sole discretion stating, among other things, that such assumption agreement is enforceable against Grantor and such successor entity in accordance with its terms and that the Note or the Defeased Note, as the case may be, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and
(ii) pay all costs and expenses incurred by Beneficiary or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Grantor shall be relieved of its obligations hereunder with respect to that portion of the Trust Property or the applicable Individual Trust Property subject to the defeasance under the other Loan Documents and under the Defeasance Security Agreement other than those obligations which are specifically intended to survive the termination, satisfaction or assignment of this Deed of Trust or the exercise of Beneficiary's rights and remedies hereunder.

     (d) Upon the release of the entire Trust Property or the applicable Individual Trust Property, as the case may be, in accordance with this paragraph, Grantor shall have no further right to prepay the Note or the Defeased Note, as applicable, pursuant to the other provisions of this paragraph or otherwise. In connection with the conditions set forth in subparagraph
(a)(iv)(A) above, Grantor hereby appoints Beneficiary as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by the Grantor. Grantor shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, or otherwise required to accomplish the agreements of this paragraph.

     (e) For purposes of this Deed of Trust, the Note and the other Loan Documents, the term:

          (i) "YIELD MAINTENANCE PREMIUM" shall mean the amount, if any, which, when added to the remaining principal amount of the Note, would be sufficient to purchase the Defeasance Collateral assuming a defeasance of the entire Loan;

          (ii) "ADJUSTED RELEASE AMOUNT" shall mean, with respect to each Individual Trust Property, 125% of applicable Allocated Loan Amount; and

          (iii) "ALLOCATED LOAN AMOUNT" shall mean, with respect to each Individual Trust Property, that amount set forth on Exhibit B hereto. Promptly after the Resizing Date, the Allocated Loan Amount for each Individual Trust Property will be revised and Lender and Grantor will enter into an amendment replacing Exhibit B.

     58. CASH MANAGEMENT AGREEMENT. On or before the date hereof Grantor covenants and agrees to enter into one or more servicing agreements, lockbox servicing agreements and/or cash management agreements acceptable to Beneficiary between Grantor, Manager, Beneficiary and, as applicable, one or more certain financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "CASH MANAGEMENT AGREEMENT"). From and after the date hereof and until the Resizing Date, and from and after the Resizing Date, upon the occurrence of a Lock Box Event (as defined in the Note) or if the Resized Loan Amount calculated using a debt service constant of 11.33%, is less than SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000), all Rents shall be collected, swept and applied and all escrows and reserves required hereunder shall be maintained and funded as provided in the Cash Management Agreement. The Grantor shall pay all costs and expenses of the Servicer and any bank as required under the Cash Management Agreement. Upon the occurrence of an Event of Default, Beneficiary may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Debt in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Debt.

     59. MISCELLANEOUS.

     (a) Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary's consent or approval in any like matter arising at a subsequent date, and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to Grantor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary a venturer or partner with Grantor nor shall privity of contract be presumed to have been established with any such third party. If Beneficiary deems it to be in its best interest to retain assistance of persons, firms or corporations (including, without limitation, attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Grantor shall reimburse Beneficiary for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

     (b) Grantor covenants and agrees that during the Term, unless Beneficiary shall have previously consented in writing, (a) Grantor will take no action that would cause it to become an "EMPLOYEE BENEFIT PLAN" as defined in 29 C.F.R.
Section 2510.3-101, or "ASSETS OF A GOVERNMENTAL PLAN" subject to regulation under the state statutes, and (b) Grantor will not sell, assign or transfer the Trust Property, or any portion thereof or interest therein, or either Individual Trust Property or any portion thereof or interest therein, to any transferee that does not execute and deliver to Beneficiary its written assumption of the obligations of this covenant. Grantor further covenants and agrees to protect, defend, indemnify and hold Beneficiary harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Beneficiary may incur as a result of Grantor's breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Deed of Trust by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Grantor's liability under any of the Loan Documents.

     (c) The Loan Documents contain the entire agreement between Grantor and Beneficiary relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

     (d) Grantor hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, Grantor hereby indemnifies Beneficiary and agrees to defend and hold Beneficiary harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the representations and warranties set forth in this paragraph. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Grantor or all or any part of the Trust Property or either Individual Trust Property or any part thereof under any federal or state law for which forfeiture of the Trust Property or any part thereof or either Individual Trust Property or any part thereof of any monies paid in performance of Grantor's obligations under the Loan Documents is a potential result, shall, at the election of Beneficiary, constitute an Event of Default hereunder without notice or opportunity to cure.

     (e) Grantor acknowledges that, with respect to the Loan, Grantor is relying solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Beneficiary or any parent, subsidiary or affiliate of Beneficiary. Grantor acknowledges that Beneficiary engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Grantor or its affiliates. Grantor acknowledges that it is represented by competent counsel and has consulted counsel before executing the Loan Documents.

     (f) Grantor covenants and agrees to pay Beneficiary upon receipt of written notice from Beneficiary, all reasonable costs and expenses (including reasonable attorneys fees and disbursements) incurred by Beneficiary in connection with
(i) the preparation, negotiation, execution and delivery of this Deed of Trust and the other Loan Documents; (ii) Grantor's performance of and compliance with Grantor's respective agreements and covenants contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with after the date hereof; (iii) Beneficiary's performance and compliance with all agreements and conditions contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with after the date hereof;
(iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Deed of Trust and the other Loan Documents; and (v) the filing and recording fees and expenses, title insurance fees and expenses, and other similar expenses incurred in creating and perfecting the lien in favor of Beneficiary pursuant to this Deed of Trust and the other Loan Documents.

     (g) This Deed of Trust shall be governed by and construed in accordance with the laws of the State in which the Premises are located and the applicable laws of the United States of America.

     (h) If there is more than one party comprising Grantor or Guarantor then the obligations and liabilities of each such party under this Deed of Trust shall be joint and several.

     60. MANAGEMENT OF THE TRUST PROPERTY; FRANCHISE OF THE TRUST PROPERTY.

     (a) The management of each Individual Trust Property shall be by (i) Manager, (ii) Grantor or an entity affiliated with Grantor approved by Beneficiary for so long as Grantor or said affiliated entity is managing such Individual Trust Property in a first class manner; or (iii) a professional hotel management company approved by Beneficiary. Such management by an affiliated entity or a professional hotel management company shall be pursuant to a written agreement approved by Beneficiary. On the date hereof, Manager manages each Individual Trust Property under and pursuant to the Management Agreement. Grantor shall maintain the Management Agreement for the operation of each Individual Trust Property in full force and effect and timely perform all of Grantor's obligations thereunder and enforce performance of all obligations of the Manager thereunder, and not permit the termination or amendment of such Management Agreement unless the prior written consent of Beneficiary is first obtained. If Manager is an affiliate of Grantor, Grantor will enter into and cause the Manager to enter into, an assignment and subordination of such Management Agreement in form satisfactory to Beneficiary, assigning and subordinating the Manager's interest in such Individual Trust Property and all fees and other rights of the manager pursuant to such Management Agreement to the rights of Beneficiary. Manager or its successors and assigns shall not be entitled to management fees in excess of four percent (4%) of Gross Income from Operations. Upon an Event of Default, or during any Event of Default or upon or during any breach or default under the Management Agreement that remains uncured by Grantor beyond the applicable grace period, if any. Grantor at Beneficiary's request made at any time while such Event of Default or breach or default continues, shall terminate the Management Agreement with respect to either Individual Trust Property or both Individual Trust Properties and replace the Manager with one or more Managers approved by Beneficiary. In addition, if within sixty (60) days after the end of each calendar quarter occurring after the Resizing Date the Grantor does not provide evidence of the achievement of a Test DSCR for each Individual Trust Property (if each Individual Trust Property shall be managed by a different Manager) (each such Test DSCR calculated using the actual Net Operating Income and actual debt service for the applicable Individual Trust Property based on the Allocated Loan Amount for each Individual Trust Property) or for the entire Trust Property (if both Individual Trust Properties are managed by the same Manager), for the immediately preceding twelve (12) month period of not less than 1.15 (the "Required DSCR") Grantor, at Beneficiary's request made at any time such Required DSCR is not maintained, shall terminate the Management Agreement as to the applicable Individual Trust Property and replace the Manager with a manager approved by Beneficiary.

     (b) Grantor shall maintain the Franchise Agreements for the operation of hotel and related facilities on each Individual Trust Property in full force and effect and timely perform all of Grantor's obligations thereunder and enforce performance of all obligations of the Franchisors thereunder, and not permit the termination or amendment of either Franchise Agreement unless the prior written consent of Beneficiary is first obtained. Grantor will enter into and cause each Franchisor to enter into an assignment and subordination of its applicable Franchise Agreement in form satisfactory to Beneficiary, assigning and subordinating the Franchisor's interest in the applicable Individual Trust Property and all fees and other rights of the Franchisor pursuant to such Franchise Agreement to the rights of Beneficiary.

     61. SALE OF NOTES AND SECURITIZATION,

     (a) Grantor acknowledges that Beneficiary and its successors and assigns may (i) sell this Deed of Trust, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Deed of Trust to one or more investors, (iii) deposit this Deed of Trust, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as "SECONDARY MARKET TRANSACTION" or "SECURITIZATION"). Grantor shall cooperate with Beneficiary in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Grantor, however, shall not be required to modify any documents evidencing or securing the Loan which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, (D) the nonrecourse provisions of the Loan or (E) any other material economic term of the Loan. Grantor shall provide such information, legal opinions and documents relating to Grantor, Guarantor, if any, the Trust Property and any tenants of the Improvements as Beneficiary may reasonably request in connection with such Secondary Market Transaction. In addition, Grantor shall make available to Beneficiary all information concerning its business and operations that Beneficiary may reasonably request. Beneficiary shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Grantor to Beneficiary may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Beneficiary and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Grantor and Grantor indemnifies Beneficiary as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Beneficiary may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

     (b) In the event that the provisions of this Deed of Trust or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the ratings on the Certificates, or, in accordance with the terms of the transaction documents relating to a Secondary Market Transaction, such a rating confirmation is required in order for the consent of the Beneficiary to be given, the Grantor shall pay all of the costs and expenses of the Beneficiary, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

     62. SERVICER. At the option of Beneficiary, the Loan may be serviced by a servicer/trustee (the "SERVICER") selected by Beneficiary and Beneficiary may delegate all or any portion of its responsibilities under this Deed of Trust and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Beneficiary and Servicer. Grantor shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement and shall be responsible for payment of the set-up costs and monthly servicing fee due to the Servicer under the Servicing Agreement, not to exceed two (2) basis points per annum on the outstanding principal balance of the Loan.

     63. ACHIEVEMENTS.

     (a) After the Resizing Date, Grantor shall achieve, and within sixty (60) days of the end of each calendar quarter (the "DSCR DETERMINATION DATE") provide evidence to Beneficiary of the achievement of a Test DSCR for each Individual Trust Property (if each Individual Trust Property shall be managed by a different Manager) (each such Test DSCR calculated using the actual Net Operating Income and actual debt service for the applicable Individual Trust Property) or for the entire Trust Property (if both Individual Trust Properties are managed by the same Manager) of not less than 1.15 to 1.0. If such ratio (the "FEE TERMINATION RATIO") is not maintained, the Grantor's right to pay, and the applicable Manager's right to receive, the Management Fee as to the applicable Individual Trust Property shall be suspended and an amount equal to the Management Fee as to the applicable Individual Trust Property shall be retained by the Beneficiary. Subsequently, if the Fee Termination Ratio is obtained for two (2) consecutive DSCR Determination Dates, the Grantor shall be entitled to pay, and the applicable Manager to receive, the Management Fee as to the applicable Individual Trust Property escrowed in the Clearing Account as well as the right thereafter to pay and receive the Management Fee as to the applicable Individual Trust Property so long as the Fee Termination Ratio is maintained. All calculations of Test DSCR shall be subject to verification by Beneficiary.

     (b) If Grantor fails to comply with the terms of the provisions of Paragraph 63 above, Grantor shall, at the request of Beneficiary, terminate the Management Agreement as to the applicable Individual Trust Property and replace the applicable Manager with a manager approved by Beneficiary on terms and conditions satisfactory to Beneficiary. Notwithstanding the foregoing, nothing contained in this Paragraph 63, shall be construed to limit or restrict Beneficiary's right to terminate the Management Agreement and replace the Manager under the Management Agreement pursuant to Paragraph 60(a) above.

     64. CERTAIN HOTEL COVENANTS. Grantor further covenants and agrees with Mortgagee as follows:

     (a) Grantor shall cause the hotel located on each Individual Trust Property to be operated pursuant to the Franchise Agreement.

     (b) Grantor shall:

          (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under each Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

          (ii) promptly notify Beneficiary of any default under each Franchise Agreement of which it is aware;

          (iii) promptly deliver to Beneficiary a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under each Franchise Agreement; and

          (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Franchisor under each Franchise Agreement.

     (c) Grantor shall not, without Beneficiary's prior consent:

          (i) surrender, terminate or cancel either Franchise Agreement;

          (ii) reduce or consent to the reduction of the term of either Franchise Agreement;

          (iii) increase or consent to the increase of the amount of any charges under either Franchise Agreement; or

          (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, either Franchise Agreement in any material respect.

          IN WITNESS WHEREOF. Grantor has executed this instrument the day and year first above written.

                                        Dana Suites/Bell Hospitality, L.L.C.,
                                        a Delaware limited liability company

                                        By: DSDH, Inc.,
                                            a Delaware corporation
                                            Its managing member


                                        By: /s/ Michael H. Dubroff
                                            ------------------------------------
                                            Michael H. Dubroff
                                            President

State of MASSACHUSETTS )
                       ) SS.
County of Dukes County )

Date of Acknowledgement: July 28, 1998

Acknowledgement of Michael H. Dubroff

This instrument was acknowledged
before me this date by the persons
above-subscribed and if subscribed in
a representative capacity, then for
the principal named and in the
capacity indicated.


/s/ DONNA S. POST
-------------------------------------
Notary Public
My commission expires: August 3, 2001

                                                                       Exhibit A

                                LEGAL DESCRIPTION

                                FAIRFIELD SUITES
                                 City of Phoenix
                               County of Maricopa
                                State of Arizona

Lot 2, DANA SUITES, a subdivision recorded in Book 433 of Maps, page 28, records of Maricopa County, Arizona

Easements, Rights of Way and other benefits as set forth in Joint Use Agreement recorded November 14, 1996 in Recording No. 96-0803692, amended in Recording No. 97-0573520 and amended in Recording No. 98-107102.

Easements, Rights of Way and other benefits as set forth in Joint Road Agreement recorded November 14, 1996 in Recording No. 96-0803693.

An easement for access driveways, walkways ingress and egress as set forth on Reciprocal Easement Agreement recorded in Recording No. 96-0803694

An easement for sewer line as set forth in Recording No. 97-0587977

An easement for sewer line as set forth in Recording No. 97-0587978

                                                                     Exhibit A-1

                                LEGAL DESCRIPTION

                              COURTYARD BY MARRIOTT
                                 City of Phoenix
                               County of Maricopa
                                State of Arizona

Lot 1, DANA SUITES, a subdivision recorded in Book 433 of Maps, page 28, records of Maricopa County, Arizona

Easements, Rights of Way and other benefits as set forth in Joint Use Agreement recorded November 14, 1996 in Recording No. 96-0803692, amended in Recording No. 97-0573520 and amended in Recording No.98-107102.

Easements, Rights of Way and other benefits as set forth in Joint Road Agreement recorded November 14, 1996 in Recording No. 96-0803693

An easement for access driveways, walkways ingress and egress as set forth on Reciprocal Easement Agreement recorded in Recording No. 96-0803694

An easement for sewer line as set forth in Recording No. 97-0587977

An easement for sewer line as set forth in Recording No. 97-0587978

                                    EXHIBIT B

                             ALLOCATED LOAN AMOUNTS

                        ALLOCATED LOAN AMOUNTS
                        ----------------------
FAIRFIELD SUITES              $10,800,000
COURTYARD BY MARRIOTT         $16,500,000

                                    EXHIBIT C

                             AFFILIATED TRANSACTIONS

                                      NONE